Exhibit 10.9
SUPPLY AGREEMENT
This Agreement made as of the 8th day of May, 2001 among:
WESTAIM BIOMEDICAL CORP., a corporation incorporated under the laws of Alberta

(hereinafter referred to as “Westaim”)
- and -
SMITH & NEPHEW INC., a corporation incorporated under the laws of Canada, SMITH & NEPHEW, INC., a corporation incorporated under the laws of the State of Delaware in the United States of America, and T.J. SMITH & NEPHEW LIMITED, a corporation formed and organized under the laws of England and Wales

(hereinafter collectively referred to as “S&N”)
WHEREAS Westaim, Westaim Biomedical Inc. and S&N have agreed to a license and development arrangement concerning the development and promotion in a specified field of use of certain existing and future products based on Westaim’s nanocrystalline silver antimicrobial coating technology, all as set out in the License and Development Agreement (as defined herein) and will, inter alia, enter into an asset purchase agreement and a transitional services agreement;
AND WHEREAS Westaim and S&N have agreed that Westaim will manufacture and supply exclusively within the Field (as defined herein) to S&N and S&N will exclusively purchase from Westaim such products, all upon the terms and subject to the conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby agreed to by the parties, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1 Definitions
In this Agreement, unless otherwise provided, the following terms shall have the following meanings:
1.1.1	“Acticoat Absorbent Dressing Product” means the Acticoat absorbent dressing product (referred to in FDA 510 K number K002896) which has the features set out in the Specifications set out in Schedule A and which was marketed and sold by Westaim under the tradename “Acticoat Absorbent Dressing” immediately prior to the Effective Date, together with all Improvements thereto which Westaim and S&N agree in writing to implement;

1.1.2	“Acticoat Moisture Control Dressing Product” means the Acticoat moisture control dressing product (referred to in FDA 510 K number K010447) which has the features set out in the Specifications set out in Schedule B and which was marketed and sold by Westaim under the tradename “Acticoat Moisture Control Dressing” immediately prior to the Effective Date, together with all Improvements thereto which Westaim and S&N agree in writing to implement;

1.1.3	“Acticoat Product” means the Acticoat product (referred to in FDA 510 K numbers K955453) which has the features set out in the Specifications set out in Schedule C and which was marketed and sold by Westaim under the tradename “Acticoat” or “Acticoat Burn Dressing” immediately prior to the Effective Date, together with all Improvements thereto which Westaim and S&N agree in writing to implement;

1.1.4	“Acticoat 7 Product” means the Acticoat product (referred to in FDA 510 K number K001519) which has the features set out in the Specifications set out in Schedule D and which was marketed and sold by Westaim under the tradename “Acticoat 7” immediately prior to the Effective Date, together with all Improvements thereto which Westaim and S&N agree in writing to implement;

1.1.5	“Affiliates” means any Person that directly or indirectly controls, is controlled by, or is under common control with another Person. A Person shall be deemed to “control” another business entity if it owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, capital stock, partnership interest or other comparable equity or ownership interest of such Person. If the laws of the jurisdiction in which such Person operates prohibit ownership of more than fifty percent (50%), control shall be deemed to exist at the maximum level of ownership allowed by such jurisdiction;

1.1.6	“Agreement” means this supply agreement, together with all schedules hereto and any amendments to or restatements of this supply agreement;

1.1.7	“Asset Purchase Agreement” means the asset purchase agreement of even date herewith between Westaim and Smith & Nephew, Inc., together with all Schedules thereto and any amendments to or restatements of such asset purchase agreement;

1.1.8	“Business Day” means any day except a day that is a Saturday, a Sunday or a statutory holiday in Alberta;

1.1.9	“Claim” has the meaning attributed to that term in Section 9.4;

1.1.10	“Confidential Information” has the meaning attributed to that term in Section 8.1;

1.1.11	“Distribution Royalties” has the meaning attributed to that term in the License and Development Agreement;

1.1.12	“Effective Date” means 11:59 pm Calgary time on the 8th day of May, 2001, or such other time and date as the parties to this Agreement may agree upon in writing;

1.1.13	“Equipment” means the equipment listed in Schedule E and any New Equipment which subsequently becomes Equipment as provided in Section 11.11;

1.1.14	“Escrow Agreement” means the manufacturing, technology, escrow agreement of even date herewith among S&N, Westaim, Westaim Biomedical Inc., and Montreal Trust Company of Canada, together with all schedules thereto and any amendments to or restatements of such manufacturing technology escrow agreement;

1.1.15	“Event Milestone Payments” means payments under Section 6.4 of the License and Development Agreement;

1.1.16	“FDA” means the United States Food and Drug Administration, or any successor organization;

1.1.17	“Field” has the meaning attributed to that term in the License and Development Agreement;

1.1.18	“First Refusal Free Transfer Period” has the meaning attributed to that term in Section 12.7;

1.1.19	“First Refusal Transfer Closing Date” has the meaning attributed to that term in Section 12.7;

1.1.20	“First Refusal Transfer Notice” has the meaning attributed to that term in Section 12.7;

1.1.21	“First Refusal Transfer Period” has the meaning attributed to that term in Section 12.7;

1.1.22	“Fixed Cost Portion of Fully Allocated Cost of Goods” means the portion of Fully Allocated Cost of Goods (without regard for the proviso in such definition concerning the limitation on the increase of the Fixed Cost Portion of Fully Allocated Cost of Goods) that does not relate in any way to: variable costs, including, without limitation, costs relating to raw materials and any other costs which increase or decrease depending upon the volume of Product produced; costs not within the control of Westaim or its Affiliates, including without limitation the costs of supplies or services provided by third parties; costs incurred as a result of complying with an order or request of a governmental authority or regulatory body that relates to manufacturing or the manufacturing facilities; costs incurred at the request of S&N; and any costs resulting from increases in the amount of compensation to employees of Westaim or its Affiliates if such increase was a part of a general increase in the amount of compensation to employees in similar positions within Westaim;
1.1.23	“Force Majeure Event” means the events described in Section 12.1;

1.1.24	“Free Transfer Period” has the meaning attributed to that term in Section 12.6;

1.1.25	“Fully Allocated Cost of Goods” means with respect to the manufacture and supply of a particular Product, the aggregate of
1.1.25.1	direct material, direct labour and subcontracted costs incurred by Westaim in connection with the procurement of raw materials or production, manufacture, processing, labeling, testing, transportation and packaging of such Product, and

1.1.25.2	S&N’s proportionate share of indirect costs incurred by Westaim relating to the manufacturing and manufacturing facilities (“Manufacturing Costs”) related to such Product including administration and labour (in either case relating to the manufacturing), depreciation on equipment owned by Westaim, rent, insurance, utilities, taxes (excluding taxes on income), repairs, maintenance, cleaning, training, quality control and the like, with such calculation to be made in accordance with Canadian GAAP. S&N’s proportionate share of such indirect costs shall be based on the percentage of the aggregate Manufacturing Costs in the reporting period for which S&N is responsible under this Agreement, being, for Equipment (other than New Equipment) [***] (or [***] if Westaim has relinquished its [***] reservation of capacity) less the proportion of Production Capacity (in excess of any such reserve capacity, if applicable) actually used by Westaim in the reporting period for purposes authorized by this Agreement, and for New Equipment, the actual usage of such New Equipment by Westaim in the reporting period for purposes authorized by this Agreement as a percentage of actual use by Westaim for other purposes.
provided, however, that for purposes of this Agreement, the Fixed Cost Portion of Fully Allocated Cost of Goods shall not rise from one calendar year to the next by a percentage amount that exceeds the greater of [***] and the percentage increase in the Consumer Price Index, as published by Statistics Canada, from such calendar year to the next;

1.1.26	“Governmental Permits” has the meaning attributed to that term in Section 2.4;

1.1.27	“Improvements” has the meaning attributed to that term in the License and Development Agreement;

1.1.28	“Knowledge” means, in the case of S&N the actual knowledge of Stephen Lang, Simon Dawkins, Jim Irvin, Janine Lepage and Martin Allen after reasonable inquiry, and, in the case of Westaim, means the actual knowledge of Barry Heck, Scott Gillis and Dominic Vatelero, after reasonable inquiry;

1.1.29	“License and Development Agreement” means the license and development agreement of even date herewith among Westaim, Westaim Biomedical Inc., T.J. Smith & Nephew Limited and Smith & Nephew, Inc., together with all schedules thereto and any amendments to or restatements of such agreement;

1.1.30	“Lien” means, with respect to any property, any assignment, mortgage, charge, pledge, lien, hypothec, conditional sale or title retention agreement, lease, levy, execution, seizure, attachment, garnishment or other similar encumbrance or security interest in respect of such property, howsoever arising (including, without limitation, pursuant to applicable law), whether absolute or contingent, fixed or floating, legal or equitable, perfected or otherwise;

1.1.31	“Manufacturing Assets” has the meaning attributed to that term in Section 12.6;

1.1.32	“Manufacturing License” has the meaning attributed to that term in Section 4.1.1.1;

1.1.33	“Negotiation Period” has the meaning attributed to that term in Section 12.6;

1.1.34	“Net Sales” has the meaning attributed to that term in the License and Development Agreement;

1.1.35	“New Equipment” has the meaning attributed to that term in Section 11.11;

1.1.36	“New Product” means any new product that the parties agree in writing to add to the scope of this Agreement, with mutually agreed upon Specifications to be evidenced in writing by the appending of an additional Schedule to this Agreement;

1.1.37	“Offered Purchase Price” has the meaning attributed to that term in Section 12.7;

1.1.38	“Offered Purchase Terms” has the meaning attributed to that term in Section 12.7;

1.1.39	“Party” means Westaim or S&N, as the case may be, and “Parties” means Westaim and S&N;

1.1.40	“Percentage Manufacturing Profit” means [***] of

Net Sales for all Products until the earlier of: (i) May 8, 2004, and (ii) the first day of the calendar quarter immediately following four consecutive calendar quarters during which Net Sales equaled at least [***], in the aggregate, whereupon “Percentage Manufacturing Profit” means [***] of Net Sales for all Products;
1.1.41	“Person” means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or a governmental authority or body, and pronouns which refer to a Person have a similarly extended meaning;

1.1.42	“Production Capacity” means the manufacturing capacity of the Equipment, reduced to take into account all down times including scheduled and unscheduled maintenance;

1.1.43	“Products” means the Acticoat Product, the Acticoat 7 Product, the Acticoat Absorbent Dressing Product, the Acticoat Moisture Control Dressing Product, and includes any inventory of such Products existing as at the Effective Date, and any New Product and “Product” means any one of the Products;

1.1.44	“Purchase Option” has the meaning attributed to that term in Section 12.7;

1.1.45	“Qualifying Offer” has the meaning attributed to that term in Section 12.7;

1.1.46	“Regulatory Authority” means, with respect to a particular Product, those government agencies or authorities responsible for the approval of such Product in the United States, Canada and the European Union (taken as a whole, not individual member countries);

1.1.47	“Rejection Date” has the meaning attributed to that term in Section 2.2.3;

1.1.48	“Rejection Notice” has the meaning attributed to that term in Section 2.2.3;

1.1.49	“S&N Indemnities” has the meaning attributed to that term in Section 9.1;

1.1.50	“S&N Offer” has the meaning attributed to that term in Section 12.6;

1.1.51	“S&N Production Capacity” has the meaning attributed to that term in Section 11.3;

1.1.52	“S&N Purchase Price” has the meaning attributed to that term in Section 12.6;

1.1.53	“S&N Purchase Terms” has the meaning attributed to that term in Section 12.6;

1.1.54	“Sales Milestone Payments” means payments made to Westaim under Section 6.5 of the License and Development Agreement;

1.1.55	“Sales Report” has the meaning attributed to that term in Section 3.2;

1.1.56	“Specifications” means, with respect to a particular Product, the specifications in relation to such Product set forth in the applicable Schedule for that Product to this Agreement or, with respect to a New Product, as agreed upon in writing by Westaim and S&N, as such specifications may be amended from time to time by the written agreement of Westaim and S&N;

1.1.57	“Survival Period” has the meaning attributed to that term in Section 12.9;

1.1.58	“Term” means the term of this Agreement as specified in Section 10.1;

1.1.59	“Territory” means, subject to Sections 1.1.16.13 and 1.1.16.14 of the License and Development Agreement, all countries of the world;

1.1.60	“Transfer Closing Date” has the meaning attributed to that term in Section 12.6;

1.1.61	“Transfer Notice” has the meaning attributed to that term in Section 12.6;

1.1.62	“Transfer Period” has the meaning attributed to that term in Section 12.6;

1.1.63	“Transition Services Agreement” means the transition services agreement of even date herewith among Westaim and Smith & Nephew Inc. and Smith & Nephew, Inc., together with all schedules thereto and any amendments to or restatements of such transition services agreement;

1.1.64	“Westaim Manufacturing Technology” means, with respect to a particular Product in the Field, the proprietary technology relating to the manufacture of such Product owned by Westaim or licensed in by Westaim with the right to sublicense in the manner contemplated by this Agreement and which is necessary in connection with the manufacture of such Product;

1.1.65	“Westaim Know-How” has the meaning attributed to that term in the License and Development Agreement;

1.1.66	“Westaim Indemnities” has the meaning attributed to that term in Section 9.2;

1.1.67	“Westaim Patent Rights” has the meaning attributed to that term in the License and Development Agreement; and

1.1.68	“Westaim Production Capacity” has the meaning attributed to that term in Section 11.3.
Section 1.2 Number and Gender
Words importing the singular number only in this Agreement shall include the plural number and vice versa and words importing one gender only in this Agreement shall include all genders and words importing Persons in this Agreement shall include individuals, partnerships, corporations and any other entities, legal or otherwise.

Section 1.3 Sections and Headings
The division of this Agreement into Articles, Sections and Subsections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. The terms “this Agreement”, “hereof, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, Subsection, Schedule or other portion hereof. Unless otherwise indicated, any reference in this Agreement to an Article, Section, Subsection or Schedule refers to the specified Article, Section, Subsection or Schedule to this Agreement.
Section 1.4 Schedules
The following schedules attached to this Agreement shall form part of this Agreement:
Schedule A — Acticoat Absorbent Dressing Product Specifications
Schedule B — Acticoat Moisture Control Dressing Product Specifications
Schedule C — Acticoat Product Specifications
Schedule D — Acticoat 7 Product Specifications
Schedule E — Equipment
Section 1.5 Effective Date
This Agreement shall commence as of the Effective Date.
Section 1.6 Calendar Quarter
Wherever calendar quarter is used in this Agreement in connection with a matter that pertains to S&N’s financial reporting, S&N shall be entitled to interpret the provision to refer to the period used in its quarterly reporting practice.
Section 1.7 Legislation
Any reference in this Agreement to legislation or a statute includes, unless otherwise indicated, rules and regulations passed or in force as at the date of this Agreement and any amendments to such rules or regulations from time to time, and any legislation or regulations substantially replacing the same.
Section 1.8 Time of Essence
In this Agreement, time is of the essence.

ARTICLE 2
MANUFACTURING AND SUPPLY OBLIGATIONS
Section 2.1 Supply of Product
Subject to the terms and conditions of this Agreement, S&N hereby appoints Westaim as S&N’s exclusive supplier of Products in the Territory and Westaim agrees to supply Products in the Territory exclusively to S&N, and Westaim undertakes and agrees to sell to S&N, and S&N agrees to purchase from Westaim, such quantities of Products as are ordered by S&N from time to time. S&N shall order all of its requirements for Products exclusively from Westaim. Westaim shall not sell Products to any Person other than S&N or an Affiliate of S&N without the express written consent of S&N.
Section 2.2 Forecasting; Purchase Orders; QA and QC
Unless otherwise agreed to in writing by Westaim and S&N, the supply by Westaim to S&N of a particular Product shall be on the following terms and conditions:
2.2.1	Westaim agrees to supply to S&N and S&N agrees to purchase exclusively from Westaim such quantities of such Product as S&N shall request monthly by written purchase order, all in accordance with the terms of this Agreement. S&N shall, on a monthly basis during the Term (except during any period in which S&N is exercising its rights under the Manufacturing License in accordance with Article 4), provide Westaim with a twelve (12) month non-binding rolling forecast of S&N’s estimated requirements for the Product. Such twelve (12) month non-binding rolling forecast shall be provided to Westaim no later than five (5) Business Days preceding the beginning of each calendar month and shall cover the twelve (12) month period commencing with the calendar month next following such calendar month (e.g., on or before September 21, 2001, S&N is required to provide Westaim with an updated twelve (12) month rolling non-binding forecast for the period November 1, 2001 to October 31, 2002). S&N shall on a monthly basis request a supply of the Product from Westaim by way of written purchase order. The purchase order for a particular month shall be delivered to Westaim no later than five (5) Business Days preceding the beginning of the particular month. The minimum amount of the Product ordered by S&N for any particular month shall be [***] of the requirements last estimated for such month in the applicable twelve (12) month non-binding rolling forecast. Each purchase order shall be binding on S& N and Westaim, and Westaim shall fill each purchase order of S&N within [***] days from receipt of such purchase order, provided, however, that, with respect to a particular month, in the event S&N’s purchase order exceeds [***] of the requirements last estimated for such month in the applicable twelve (12) month non-binding rolling forecast, Westaim shall not be obligated to fill the amount of such purchase order in excess of [***] but shall only be required to use reasonable commercial efforts to fill the amount of such purchase order in excess of the requirements last estimated for such month in the applicable twelve (12) month non-binding rolling forecast. Further, notwithstanding the above, but subject to Westaim complying with Section 11.11, under no circumstances shall Westaim be obligated to supply a quantity of Products over any period that exceeds the quantity of Products that can be produced by the Equipment during such period using the S&N Production Capacity;

2.2.2	all Products purchased hereunder by S&N from Westaim shall conform to the applicable Specifications at the time of delivery by Westaim to S&N; and

2.2.3	upon receipt of any Product, S&N may inspect and test such Products for conformance to the applicable Specifications and may, up to and including the date which is thirty (30) days after the date of receipt by S&N of such Products (the “Rejection Date”), reject the same by sending to Westaim written notice (the “Rejection Notice”) of such rejection on or before the Rejection Date (specifying the nature of such non-conformance) if such Product does not conform to the Specifications. S&N shall be deemed to have accepted a particular delivery of such Product if S&N has not sent to Westaim a Rejection Notice in connection with such delivery on or before the Rejection Date related to such delivery; provided, however, that S&N shall have the right to reject Product by delivery to Westaim of a Rejection Notice after the Rejection Date, as soon as is practicable following S&N becoming aware of the non- conformance of the Product, if such Product did not conform to the Specifications at the time it was delivered to S&N and the non-conformance resulted from a latent defect not capable of being detected by S&N during a reasonable inspection and testing of the Product at the time of delivery to S&N. If Westaim disagrees with the alleged non-conformity of such Product with the Specifications, and after the Parties have endeavoured to settle such disagreement between themselves, then an independent laboratory, mutually agreed upon in writing by the Parties (acting reasonably), shall analyze samples of the alleged non-conforming Product to determine compliance with the Specifications. Westaim and S&N shall be bound by the laboratory analysis of such alleged non-conformity of such Product with the Specifications. The cost incurred in connection with retaining the independent laboratory shall be borne by S&N if the Product in question is found to conform to the Specifications and by Westaim if the Product in question is found to not conform to the Specifications. To the extent it is determined that any Product supplied by Westaim to S&N under this Agreement does not conform to the Specifications, Westaim’s sole obligation and S&N’s sole remedy shall be to have Westaim replace such non-conforming Product at no additional cost to S&N.

2.2.4	S&N and Westaim agree to negotiate in good faith to conclude a “technical agreement” required by the Regulatory Authorities in respect of a Product within ninety (90) days of the Effective Date, and to negotiate in good faith to conclude a “technical agreement” required by the Regulatory Authorities in respect of a New Product prior to the anticipated launch of such New Product.

Section 2.3 Delivery; Title; Risk of Loss
Westaim shall transfer Products to S&N [***] or such other facilities as Westaim and S&N, by mutual agreement in writing, may from time to time designate.
Section 2.4 Representations
2.4.1	Westaim represents and warrants to S&N that each Product will be produced in compliance with all applicable laws, the non-compliance with which would have a material adverse effect on Westaim’s ability to meet its obligations under this Agreement in relation to such Product. Westaim shall at all times relevant throughout the Term own, hold or possess all material licenses, franchises, permits, privileges, immunities, registrations, approvals (including, without limitation, regulatory approvals), authorizations and qualifications (“Government Permits”) necessary to allow it to manufacture and produce the Products. All such Government Permits shall in all material respects be valid, subsisting and in good standing at all relevant times throughout the Term.

2.4.2	Westaim represents and warrants that it is the owner of the Westaim Patent Rights and that such ownership is unencumbered by any lien or security interest granted by Westaim and, to the Knowledge of Westaim, it is the owner of the Westaim Know-How and that all material formal requirements in connection with the maintenance and continuation of the patents and trade-marks (including the payment of fees and taxes necessary for the continued use of and/or registration thereof) have been complied with as at the Effective Date. Westaim has no Knowledge of any reason why any patent included in the Westaim Patent Rights would be held to be invalid or otherwise unenforceable, of any reason why any patent application included in the Westaim Patent Rights would be refused or withdrawn, of any reason why any Person would claim that the production, use or sale of Products would infringe its intellectual property rights or that any trade secret of another Person has been appropriated by Westaim in the production of the Products. Westaim has taken reasonable measures to avoid misappropriation of trade secrets or infringement of copyright. For purposes of this Section 2.4.2, it is acknowledged that “ownership” goes to title and not to right to use or exploit, and that title does not necessarily give the right to use or otherwise exploit.

2.4.3	Except as expressly provided in this Article 2, Westaim makes no representation or warranty, whether express or implied, with respect to the Products including, without limitation, any representation as to fitness for a particular purpose or merchantable quality.
Section 2.5 Inspection by S&N
No more frequently than once per calendar year, Westaim shall allow S&N, upon reasonable written notice to Westaim and in any event within fifteen (15) days of such notice being given,

during normal business hours and with a representative of Westaim present, if Westaim makes a representative available, to visit Westaim’s manufacturing facility and to review the quality control procedures and manufacturing records of Westaim, in order to assure satisfaction of the requirements of this Agreement. Westaim shall respond to all reasonable comments or requests provided by S&N to Westaim with respect to the foregoing.
Section 2.6 Import/Export Licenses
S&N shall be responsible for obtaining, at its expense, any import/export licenses required by any governmental authority with respect to Products from and after its delivery to S&N pursuant to this Agreement.
Section 2.7 Label Content
S&N shall be responsible for ensuring that the label and product insert for any Product sold in any country in the Territory comply with all legal, governmental and regulatory requirements of such country, and, to the extent required for Westaim to fully and effectively meet all of its obligations under this Agreement. S&N shall be responsible for advising Westaim in writing and in a timely manner of all such country specific requirements in connection with the packaging of Products including without limitation label, package insert, language and other such requirements, and Westaim shall be responsible for following all reasonable instructions and advice provided by S&N to Westaim in this regard.
Section 2.8 Validation
All facilities, processes, equipment and analytical methods used for control of critical process steps employed by Westaim in the manufacture and production of Products shall be validated in accordance with the rules, regulations and guidance documents of the Regulatory Authorities and shall otherwise be in material compliance with all applicable laws, rules and regulations.
Section 2.9 Regulatory Matters
Westaim agrees that it will allow all inspections of its facilities required by any Regulatory Authority and will appropriately respond, forthwith upon receipt and in consultation with S&N, to all requests of any Regulatory Authority and shall provide copies of all such responses to S&N forthwith upon receipt.
Section 2.10 Production Records
The manufacture of Product shall be recorded in batch production record format that is in compliance with the requirements of the Regulatory Authorities. With respect to a particular manufacturing run, Westaim will, upon the written request of S&N, provide S&N reasonable access to Westaim’s batch production records with respect to such manufacturing run during normal business hours. Product and plant master files shall also be maintained by Westaim in accordance with the requirements of the Regulatory Authorities and such files shall be available upon reasonable written notice during normal business hours to the Regulatory Authorities or S&N.

Section 2.11 Maintenance of Records
Westaim will keep or cause to be kept complete and current records relating to all of its manufacturing supply activities under this Agreement in accordance with applicable law, rules and regulations and also the requirements of the Regulatory Authorities.
Section 2.12 Subcontracting
Westaim shall not subcontract its obligations under this Agreement without the prior written consent of S&N, which consent shall not be unreasonably withheld; provided, however, that Westaim shall be entitled to subcontract all or some of its obligations under this Agreement to one or more of its Affiliates without the consent of S&N provided Westaim remains responsible to S&N for the performance of this Agreement by such Affiliate.
ARTICLE 3
CONSIDERATION
Section 3.1 Purchase Price
The purchase price payable by S&N to Westaim for a particular Product shall be equal to the Fully Allocated Cost of Goods for such Product plus the Percentage Manufacturing Profit.
Section 3.2 Payment
The purchase price specified in Section 3.1 shall be paid by S&N to Westaim in the following manner. Westaim shall issue an invoice to S&N at the time it delivers Products pursuant to a purchase order received from S&N with respect to any particular month pursuant to Section 2.2.1. Such invoice shall state an amount payable by S&N to Westaim as consideration for the Products and shall include the Fully Allocated Cost of Goods, the Percentage Manufacturing Profit, and all applicable taxes and other charges. Amounts payable by S&N under such invoices shall be paid within [***] days of receipt of the invoice by S&N. In determining the Percentage Manufacturing Profit, the average gross selling price for the particular Product during the previous calendar quarter shall be used as an estimate of Net Sales. S&N shall advise Westaim in writing of the average gross selling price for all Products (on a Product by Product basis) for each calendar quarter and shall provide reasonable supporting documentation with respect thereto within [***] Business Days of the end of such calendar quarter. Within [***] days of the close of each calendar quarter, the actual Net Sales for each Product for such calendar quarter shall be determined by S&N and provided to Westaim in a sales report (the “Sales Report”) specifying, at a minimum, (a) [***] of each Product made during such calendar quarter, (b) [***] of each Product made during such calendar quarter and (c) the [***] of each Product sold in such calendar quarter. Each such Sales Report shall include reasonable supporting documentation. If the Sales Report indicates that S&N has paid more or less than it should have paid, then such overpayment or underpayment shall be paid by the appropriate party to the other party within [***] days following receipt of such Sales Report.

Section 3.3 Audit Rights
3.3.1	Westaim will keep and maintain proper and complete records and books of account in such form and detail as is necessary for the determination of the Fully Allocated Cost of Goods. Westaim shall once in each calendar year during normal business hours and upon fifteen (15) days prior notice from S&N make those records available for audit by a nationally recognized accounting firm designated by S&N (except one to which Westaim shall have objection, acting reasonably) for the sole purpose of, and Westaim will only be required to disclose information related to, verifying the Fully Allocated Cost of Goods and the correctness of calculations and classifications in respect thereof. Westaim shall preserve such records made in any calendar year for a period of seven (7) years following the close of that calendar year. In the event that such audit discloses that the actual amount of Fully Allocated Cost of Goods are less than the amount paid by S&N to Westaim pursuant to this Article 3, then Westaim shall promptly reimburse to S&N such overpayment. In the event that such audit discloses that the actual amount of Fully Allocated Cost of Goods payable by S&N to Westaim are greater than the amount paid by S&N to Westaim pursuant to this Article 3, then S&N shall promptly pay to Westaim such underpayment based on the results disclosed by such audit. The cost of such audit shall be borne by S&N unless such audit discloses that Fully Allocated Cost of Goods is less by [***] or more than the amount paid by S&N to Westaim pursuant to this Article 3 or such audit discloses that Fully Allocated Cost of Goods is more than the amount paid by S&N to Westaim pursuant to this Article 3, in which case Westaim shall be responsible for payment of all reasonable costs of such audit to a maximum of the amount of any underpayment by S&N to Westaim due to an incorrect calculation of Fully Allocated Cost of Goods and S&N shall be responsible for payment of all other costs of such audit. Notwithstanding the foregoing, S&N shall not have the right to conduct more than once, for the same purpose, an audit of the same information, books and records, whether under this Agreement or the License and Development Agreement; provided, however, that if any such audit discloses that the actual Fully Allocated Cost of Goods was calculated incorrectly such that a reimbursement by Westaim is required pursuant to this Section 3.3.1, then S&N shall have a further right to audit the same information, books and records for the same purpose until such time as no further errors are found.

3.3.2	S&N will keep and maintain proper and complete records and books of account in such form and detail as is necessary for the determination of the Net Sales amounts payable by S&N to Westaim under this Agreement. S&N shall once in each calendar year during normal business hours upon fifteen (15) days prior notice from Westaim make those records available for audit by a nationally recognized accounting firm designated by Westaim (except one to which S&N shall have objection, acting reasonably) for the sole purpose of, and S&N will only be required to disclose information related to, verifying such Net Sales and deductions therefrom and the correctness of calculations and classifications in respect thereof. S&N shall preserve such records made in any calendar year for a period of seven (7) years following the close of that calendar year. In the event that such audit discloses that the actual Net Sales amounts for Products are greater than the Net Sales amounts reported by S&N to Westaim pursuant to this Article 3 for purposes of calculating the purchase price payable by S&N to Westaim for Products, then S&N shall pay to Westaim any additional purchase price for Products based on the results disclosed by such audit. In the event that such audit discloses that the actual Net Sales amounts for Products are less than the Net Sales amounts reported by S&N to Westaim pursuant to this Article 3, then Westaim shall reimburse S&N for any such overpayment of the purchase price for Products based on the results disclosed by such audit. The cost of such audit shall be borne by Westaim unless such audit discloses that the actual Net Sales amounts for Products are greater by [***] or more than the Net Sales amounts reported by S&N to Westaim pursuant to this Article 3 or such audit discloses that the Net Sales for Products are less than the Net Sales reported by S&N to Westaim pursuant to this Article 3, in which cases S&N shall be responsible for payment of all reasonable costs of such audit to a maximum of the amount of any overpayment by S&N to Westaim due to an incorrect calculation of Net Sales and Westaim shall be responsible for payment of all other costs of such audit. Notwithstanding the foregoing, Westaim shall not have the right to conduct more than once, for the same purpose, an audit of the same information, books and records, whether under this Agreement or the License and Development Agreement; provided, however, that if any such audit discloses that the actual Net Sales was calculated incorrectly such that a payment by S&N is required pursuant to this Section 3.3.2, then Westaim shall have a further right to audit the same information, books and records for the same purpose until such time as no further errors are found.
Section 3.4 Late Payments
Any late payments of any nature made under this Agreement shall bear interest, running from the date such payment was due until such payment is made in full, at a rate per annum equal to the average three (3) month US dollar LIBOR rate (as published from time to time by Reuters) plus [***].
Section 3.5 Currency Conversion
The currency in which Net Sales were invoiced shall be converted to United States dollars on the date of payment of the Percentage Manufacturing Profit using the applicable average rate of exchange for U.S. dollars for the prior quarter quoted as bcal currency per US $1, published in The Financial Times (London edition).
Section 3.6 Taxes and Other Withholdings
Each of Westaim and S&N shall be responsible for any and all taxes and other similar levies or charges properly assessed against payments received by such Party from the other Party under this Agreement. If applicable laws or regulations require that taxes or other amounts be withheld on such payments, the withholding Party will in a timely manner notify the other Party in writing specifying the details thereof and shall:
3.6.1	deduct those taxes or other amounts from the amount of such payment due to the receiving Party,

3.6.2	pay the taxes or other amounts to the proper taxing authority in a timely manner, and

3.6.3	send proof of payment to the receiving Party within sixty (60) days following that payment.
The Parties agree to cooperate to lawfully reduce the amount of any such deductions by obtaining the benefit of any tax treaty with respect to such deductions. Further, the withholding Party shall cooperate with the receiving Party in obtaining for the receiving Party a credit or refund for any such taxes, levies or charges.
Section 3.7 Set-Off
If pursuant to any of the terms of this Agreement, or any other agreement or instrument contemplated in this Agreement, including, without limitation, the Transition Services Agreement, the Asset Purchase Agreement or the License and Development Agreement, it is determined pursuant to the dispute resolution procedure in Section 12.4 or otherwise by an unappealable decision of a court of law, that a Party owes any amount to the other or to an Affiliate of the other, then without limiting or waiving, in any respect, any rights or remedies of the other Party, the other Party shall have the right to set-off the aggregate amount of such amount owing against, and apply it in full or partial satisfaction of, any amounts payable by the other Party or an Affiliate of the other Party, pursuant to the terms of this Agreement or any other agreement or instrument contemplated in this Agreement, including, without limitation, the Transition Services Agreement, the Asset Purchase Agreement or the License and Development Agreement.
ARTICLE 4
MANUFACTURING LICENSE
Section 4.1 Manufacturing License
4.1.1	License to Make and Have Made in the Territory
4.1.1.1	With respect to Products, Westaim hereby grants to T.J. Smith & Nephew Limited and its Affiliates a royalty-free license (or, where applicable, sublicense) under the Westaim Manufacturing Technology to make and have made Products for sale by S&N in the Field in the Territory pursuant to the License and Development Agreement (the “Manufacturing License”); provided, however, that S&N may not practice the Manufacturing License until such time, if ever, as Westaim has failed to cure a material supply difficulty or failed to satisfy S&N, acting reasonably, that it can cure such supply difficulty at least as well as S&N, all as described in Section 4.1.1.3.

4.1.1.2	Notwithstanding the foregoing, Westaim agrees to advise S&N in a timely manner of any material supply difficulties (which shall include the inability or unwillingness of Westaim to provide assistance to S&N pursuant to Section 11.11) with respect to a Product or Products experienced by Westaim (including any caused by a Force Majeure Event) so that the Parties have an opportunity to discuss such difficulties and possible resolutions thereof at an early stage with a view to avoiding the application of the Manufacturing License in relation to the Product or Products.

4.1.1.3	If Westaim advises S&N of a supply difficulty pursuant to Section 4.1.1.2 or encounters one but does not notify S&N thereof and S&N desires to practice the Manufacturing License with respect to Products (in whole or in part), S&N will notify Westaim in writing of such desire not earlier than [***] following the commencement of the discussions referred to in Section 4.1.1.2 or, if no discussions occur because Westaim failed to notify S&N of the supply difficulty, [***] following the date S&N becomes aware of the supply difficulty. In that event, Westaim shall have a period of [***] following receipt of the notice from S&N to either cure the supply difficulty or demonstrate to the satisfaction of S&N, acting reasonably, that it can cure the supply difficulty at least as well as S&N, having regard for the time and cost to implement the cure. If, by the end of the [***] period, and only in such circumstances, Westaim has neither cured the supply difficulty nor demonstrated to the satisfaction of S&N, acting reasonably, that it can cure such difficulty at least as well as S&N, then S&N shall become entitled to practice the Manufacturing License with respect to such Product to the extent requested by S&N in its written notice to Westaim. Except as expressly provided in Section 9.1 (insofar as it pertains to third party claims against S&N), the right to practice the Manufacturing License in relation to such Product will be S&N’s sole remedy for the actions of Westaim giving rise to that right. S&N shall purchase from Westaim such quantity of such Product and material intermediates as are then held by or on behalf of Westaim.

4.1.1.4	During any period in which S&N is practicing the Manufacturing License with respect to Products, S&N shall:
4.1.1.4.1	be responsible for all aspects of the manufacture and supply of such Products assumed by S&N and, as a result, Westaim shall, notwithstanding any provision to the contrary in this Agreement, be relieved from all obligations under this Agreement with respect to the manufacture and supply of such Products during such period, including without limitation any liability in respect thereof to S&N or any third party, except in relation to Products manufactured and supplied by Westaim prior to the commencement of such period or after the conclusion of such period;

4.1.1.4.2	only modify the label of such Product to the extent required by the applicable Regulatory Authority.
4.1.1.5	At the time that S&N is entitled to practice the Manufacturing License under this Section 4.1, the lease provided for in Article 11 shall be deemed to have been terminated, and Westaim shall comply with the provisions in Section 11.8 with respect to expiry of the Term and the return of the Equipment.

4.1.1.6	If within one year after S&N begins to practice the Manufacturing License with respect to such Products in the Field in the Territory (to the extent requested by S&N in its written notice to Westaim), Westaim has demonstrated to the satisfaction of S&N, acting reasonably, the ability to once again manufacture such Products for sale in the Territory in compliance with the provisions of this Agreement at a Fully Allocated Cost of Goods no more than the Fully Allocated Cost of Goods incurred by S&N during its period of manufacture, and has paid to S&N an amount equal to all of the costs directly incurred by S&N in establishing and terminating such manufacturing operations (including all capital expenditures or commitments to third parties in relation thereto made by S&N to enable it to manufacture and supply such Products), S&N shall, subject to then existing third party commitments, permit Westaim to resume such manufacturing activities of such Products for sale in the Territory. S&N will use commercially reasonable efforts in structuring any third party arrangements to minimize the duration and scope of any such commitments so as to facilitate the resumption by Westaim of manufacturing activities of such Products for sale in the Field in the Territory. Upon such resumption by Westaim, the lease provided for in Article 11 shall resume and S&N will no longer be entitled to practice the Manufacturing License with respect to such Products in the Territory (except to the limited extent required to enable S&N to comply with then existing third party commitments regarding manufacture of such Products) until such tune as the conditions described in Section 4.1.1.2 above recur and the procedures in Section 4.1.1.3 above have once again been complied with and S&N is thereby entitled to again practice the Manufacturing License.

4.1.2	Technology Transfer
4.1.2.1	In order to enable S&N to effectively exercise its rights under the Manufacturing License when applicable, Westaim, S&N and certain other named parties have concurrently with this Agreement entered into the Escrow Agreement. Further, in the event that S&N becomes entitled to practice the Manufacturing License with respect to Products, Westaim will provide S&N with all assistance reasonably required to ensure a smooth and seamless transition of manufacturing of Products, including the ability to consult with Westaim personnel involved in manufacturing Products and, if Westaim has provided its prior written consent, the ability to make offers of employment to such personnel.

4.1.2.2	Any information received by S&N pursuant to Section 4.1.2 shall be subject to the confidentiality provisions of Article 8 and shall be deemed to be the Confidential Information of both S&N and Westaim. S&N shall return any such information to Westaim at such time as its ability to practice the Manufacturing License with respect to Products terminates (except that S&N may retain one copy for legal archival purposes).
4.1.3	Protection in Bankruptcy. The rights granted to S&N by Westaim pursuant to this Section 4.1 constitute “intellectual property” (including as such term is defined under Section 101 (35A) of the United States Bankruptcy Code) for purposes of applicable bankruptcy law (including Section 365(n) of the United States Bankruptcy Code).

4.1.4	Force Majeure Events
Notwithstanding any provision to the contrary in this Article 4, if S&N, but for the occurrence of a Force Majeure Event with respect to Westaim, would be entitled to provide to Westaim the written notice specified in Section 4.1.1.3, Westaim shall be presumed to be the Party that is able to take the steps to relieve the effect of the occurrence of the Force Majeure Event (and thus rely on the provisions of Section 12.1), unless S&N can reasonably demonstrate at such time that S&N is materially better positioned to take the steps to relieve the effect of the occurrence of the Force Majeure Event (in which case S&N shall become entitled to practice the Manufacturing License, all as provided for in this Article 4, notwithstanding the occurrence of the Force Majeure Event).
Section 4.2 S&N Cost of Manufacture
S&N shall be responsible for all costs of the manufacture of the Products by or on behalf of S&N during the time that S&N is manufacturing Products under the Manufacturing Licence.

ARTICLE 5
RECALLS AND COMPLAINTS
Section 5.1 Product Recalls
S&N shall be responsible for implementing all Product recalls:, (a) required by a request, directive or order of any applicable Regulatory Authority; (b) required by the order of a court of competent jurisdiction; and (c) required by S&N, acting reasonably and with input from Westaim (if time permits). To the extent that the Product recalled was sold prior to the date of this Agreement or to the extent that the adverse event or complaint resulting in the recall was attributable to Westaim, S&N out-of-pocket expenses incurred in connection with such recall shall be borne by Westaim. S&N shall handle any such recall in a timely manner and in compliance with all applicable laws and regulations. S&N shall keep Westaim informed in a timely manner with respect to any such recall. No communications regarding any such recall shall be initiated by either S&N or Westaim with the news media, customers, the FDA or any other Regulatory Authority, except if and to the extent required by applicable law or regulatory requirement, without the prior written approval of the other of them, which approval shall not be unreasonably withheld or delayed. If a Party does not respond in writing to the other Party within the time period requested by the other Party, acting reasonably, and in a timely fashion but in any event within ten (10) days after receipt of any request for approval, such failure to respond will be deemed to be a response that the Party does not have any comment in respect of the recall. In the event of a recall, the defect giving rise to such recall shall be remedied as promptly as possible by the Party responsible for the defect.
Section 5.2 Complaints and Adverse Events
Each of S&N and Westaim shall notify the other Party no later than the following Business Day, after becoming aware of any report of any serious adverse event or consumer complaint, and within ten (10) Business Days after becoming aware of any non-serious adverse events or consumer complaints, associated with the use of a Product, whether or not determined to be attributable to Product. Such notification shall be by facsimile or e-mail (with flagged priority). Evaluation, follow-up and reporting of all adverse events and customer complaints shall be the responsibility of S&N. Westaim shall provide all assistance reasonably requested by S&N in the foregoing regard. Each Party shall maintain a record of all reported adverse events.
ARTICLE 6
INSURANCE
Section 6.1 Insurance
6.1.1	Subject to adjustment as hereinafter provided, Westaim shall, at its sole cost and expense, procure and maintain policies of commercial general liability insurance in amounts of not less than [***] per incident and [***] annual aggregate and naming S&N as an additional insured and of business interruption insurance in amounts of not less than two million dollars ($2,000,000) per incident and ten million dollars ($10,000,000) annual aggregate and naming S&N as an additional insured. Such commercial general liability insurance shall, among other things, provide (a) product liability coverage and (b) contractual liability coverage for Westaim’s indemnification under Section 9.1. If Westaim elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [***] annual aggregate), such self-insurance program must be reasonably acceptable to S&N. The minimum amounts of insurance coverage required under these provisions shall not be construed to create a limit of Westaim’s liability with respect to its indemnification obligation under Section 9.1. S&N and Westaim agree to review on the fifth, tenth, fifteenth, etc., anniversary of the Effective Date the adequacy of the insurance requirements set forth in this Section 6.1.1 in the then current circumstances and to revise such requirements where appropriate, acting reasonably, to conform with the then current industry norms.

6.1.2	Subject to adjustment as hereinafter provided, S&N shall, at its sole cost and expense, procure and maintain policies of commercial general liability insurance in amounts of not less than [***] per incident and [***] annual aggregate and naming Westaim as an additional insured and of business interruption insurance in amounts of not less than two million dollars ($2,000,000) per incident and ten million dollars ($10,000,000) annual aggregate and naming Westaim as an additional insured. Such commercial general liability insurance shall, among other things, provide (a) product liability coverage and (b) contractual liability coverage for S&N’s indemnification under Section 9.2. If S&N elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of [***] annual aggregate), such self-insurance program must be reasonably acceptable to Westaim. The minimum amounts of insurance coverage required under these provisions shall not be construed to create a limit of S&N’s liability with respect to its indemnification obligation under Section 9.2. S&N and Westaim agree to review on the fifth, tenth, fifteenth, etc., anniversary of the Effective Date the adequacy of the insurance requirements set forth in this Section 6.1.2 in the then current circumstances and to revise such requirements where appropriate, acting reasonably, to conform with the then current industry norms.
Section 6.2 Notice of Insurance
Each Party shall provide the other with written evidence of such insurance upon request. Each Party shall provide the other with written notice at least forty-five (45) days prior to the cancellation, non-renewal or material change in such insurance.
Section 6.3 Maintenance of Insurance
Each Party shall maintain such comprehensive general liability insurance beyond the expiration or termination of this Agreement during (a) the period that any Product manufactured by

Westaim is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by S&N or by a sublicensee, Affiliate or agent of S&N and (b) a period of not less than fifteen (15) years after the period referred to in (a) above.
ARTICLE 7
IMPROVEMENTS
Section 7.1 Improvements
If S&N requests a change to the Specifications and Westaim, acting reasonably, determines that such change is feasible with regard to the manufacture of a particular Product, such change shall be incorporated within the applicable Specifications pursuant to a written amendment of such Specifications. It is the responsibility of S&N to ensure that the applicable regulatory and governmental authorities approve the proposed change (if required) to the Specifications or method of manufacture.
ARTICLE 8
CONFIDENTIALITY
Section 8.1 Confidentiality
The Parties to this Agreement recognize that from time to time one Party may disclose to another Party(ies) information which is of a confidential nature (“Confidential Information”) and it is therefore agreed that:
8.1.1	Except as otherwise expressly authorized in writing by the discloser or specifically provided for in this Agreement, all Confidential Information of the disclosing Party shall be held in strict confidence by the receiving Party and the receiving Party shall employ or cause to be employed diligent efforts and reasonable care in order to ensure that such Confidential Information is not made available to any third Party, excepting only as required under this Agreement including in connection with the exercise by S&N of its rights in relation to the Manufacturing License, where applicable or to the directors, officers, employees, agents and consultants of the receiving Party whose duties require disclosure of the same or as expressly authorized in writing and then (in any such case) only if the Parties to whom such Confidential Information is being disclosed have given to the disclosing Party an enforceable undertaking (in a form of contract used by the disclosing Party in its normal course of business and that that deals with equivalently sensitive information) not to disclose such Confidential Information to any other Party.

8.1.2	Subject to Section 8.1.3, Confidential Information shall not include information that is in the public domain at the time of disclosure, that the recipient can demonstrate based on written records was lawfully already in its possession, that is approved in writing for release by the discloser or that is obtained by any Party to this Agreement from a third Party without obligation of confidence (provided, however, that no third Party from which the information is obtained has any obligation of confidence to any Parties to this Agreement) or that becomes public knowledge otherwise than through the fault of the recipient or any Person to whom it has disclosed the Confidential Information.

8.1.3	Disclosure of Confidential Information shall not be precluded if such disclosure is in response to a valid order of a court or other governmental body or of any political subdivision thereof or is otherwise required to be disclosed by law. Notwithstanding the foregoing, in the event that a Party is required to make a disclosure of the other Parry’s Confidential Information pursuant to this Section 8.1.3, it will, except where impractical, give reasonable advance notice to the other Party of such disclosure and use its best efforts to secure confidential treatment of such information.

8.1.4	Confidential Information that is specific shall not be deemed to be within the public domain merely because it is embraced by general knowledge in the public domain. Further, any Confidential Information dealing with any combination of features of a specific matter shall not be deemed to be within the public domain, unless the combination of features and the principle of operation are in the public domain.

8.1.5	Each Party to this Agreement shall, upon the termination of this Agreement, return all corporeal Confidential Information to the owner of such Confidential Information with a written undertaking that no copies (electronic or otherwise) have been retained, except that the receiving Party may retain one (1) copy in its legal files solely to allow it to monitor its obligations hereunder.

8.1.6	Each of the Parties to this Agreement acknowledges that the other Party to this Agreement would suffer irreparable harm as a result of the breach of any of the non-disclosure and confidentiality obligations set forth in this Section 8.1 and that legal remedies are inadequate; therefore, each of the Parties to this Agreement agrees that, in addition to any damages and other remedies that the other Party to this Agreement may be entitled to as a result of such a breach, the other Party to this Agreement shall be entitled to seek an order from a court of competent jurisdiction restraining such Party from breaching or continuing to breach any of the provisions of this Section 8.1.

8.1.7	The covenants of the Parties under this Section 8.1 shall continue in full force and effect notwithstanding the termination of this Agreement by effluxion of time or otherwise.
Section 8.2 No Disclosure
Except as required by law or any applicable regulatory authority or as otherwise provided herein, the Parties agree that the existence of this Agreement and the contents of this Agreement shall not be disclosed to any third Party without the prior written consent of the other Parties.

Notwithstanding the foregoing, in the event that a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to this Section 8.2, it will, except where impractical, give reasonable advance notice to the other Party of such disclosure and use its best efforts to secure confidential treatment of such information.
ARTICLE 9
INDEMNIFICATION
Section 9.1 Indemnification by Westaim
Westaim shall indemnify and hold S&N (its Affiliates and their respective officers, directors, shareholders, employees, agents, and their successors and permitted assigns) (collectively the “S&N Indemnitees”) free and harmless from any claims, demands, liabilities, losses, actions or causes of actions, and any and all expenses associated therewith (including without limiting the generality of the foregoing, reasonable defence costs and legal fees), arising out of or in connection with, or that are the result of, or are otherwise related to: (i) any claim, suit, proceeding or cause of action against any of the S&N Indemnitees alleging physical injury (including death) or property damage as a result of the acts or omissions of Westaim or its officers, directors, shareholders, employees or agents, except to the extent attributable to any one or more of the S&N Indemnitees; (ii) any failure of Westaim to perform, in whole or in part, any covenants or obligations under this Agreement except to the extent attributable to any one or more of the S&N Indemnitees; (iii) Westaim’s non-compliance with any applicable national, federal, provincial or state laws or regulations, except to the extent attributable to any one or more of the S&N Indemnitees; (iv) for the period specified in Section 12.9, any breach by Westaim of any of its representations or warranties under this Agreement.
Section 9.2 Indemnification by S&N
S&N shall indemnify and hold Westaim (its Affiliates and their respective officers, directors, shareholders, employees, agents, and their successors and permitted assigns) (collectively the “Westaim Indemnitees”) free and harmless from any claims, demands, liabilities, losses, actions or causes of actions, and any and all expenses associated therewith (including without limiting the generality of the foregoing, reasonable defence costs and legal fees), arising out of or in connection with, or that are the result of, or are otherwise related to: (i) any claim, suit, proceeding or cause of action against any of the Westaim Indemnitees alleging physical injury (including death) or property damage as a result of the acts or omissions of S&N or its officers, directors, shareholders, employees or agents, except to the extent attributable to any one or more of the Westaim Indemnitees; (ii) any failure of S&N to perform, in whole or in part, any covenants or obligations under this Agreement except to the extent attributable to any one or more of the Westaim Indemnitees; (iii) S&N’s non-compliance with any applicable national, federal, provincial or state laws or regulations, except to the extent attributable to any one or more of the Westaim Indemnitees; (iv) for the period specified in Section 12.9, any breach by S&N of any of its representations or warranties under this Agreement. The liability of the parties included in the definition “S&N” shall be joint and several.

Section 9.3 Infringement Indemnification
In the event of any action or threatened action against S&N in which it is asserted that the production of the Product infringes a copyright, patent, or other industrial property right, S&N shall promptly notify Westaim of such action or threatened action. If a court of competent jurisdiction upholds the infringement action in a judgment that has become incapable of appeal, or if an injunction has been granted, Westaim shall use reasonable commercial efforts to:
9.3.1	procure the right for Westaim to continue using the allegedly infringing Westaim Manufacturing Technology; or

9.3.2	replace or modify the Westaim Manufacturing Technology, as the case may be, so that it becomes non-infringing but has substantially equivalent capabilities as the infringing technology.
Without limiting or waiving, in any respect, any rights or remedies of S&N or any Affiliate of S&N in any other Section of this Agreement, if as a result of an infringement claim in relation to the Products other than New Products or solely to the Westaim Manufacturing Technology incorporated into any New Product, then (a) S&N is required to pay any damages it shall be entitled to recover such damages from Westaim, or (b) S&N is required to pay any royalty to the claimant for ongoing rights to permit continued production of the Product, S&N shall be entitled to deduct such damages or royalties from the amount payable to Westaim on account of Section 3.1, this being the sole remedy for recovery of such damages or royalties unless Westaim has breached any representation given to S&N in Section 2.4.2 in respect of the said infringement.
Section 9.4 Procedure
The indemnified party shall give prompt written notice to the indemnifying party(ies) of any suits, claims or demands by third parties (“Chim”) which may give rise to any loss for which indemnification may be required under this Article 9, provided however that failure to give such notice shall not impair the obligation of the indemnifying party to provide indemnification hereunder except if and to the extent that such failure materially impairs the ability of the indemnifying party to defend the Claim. The indemnifying party shall be entitled to assume the control, defence and settlement of any Claim or demand of any third party at its own cost and expense; provided, however, that the other party shall have the right to be represented by its own counsel at its own cost in such matters. In the event that the indemnifying party shall decline to assume control of any such Claim, the party entitled to indemnification shall be entitled to assume such defence of, and settle such Claim, all at the sole cost and expense of the indemnifying party. Neither the indemnifying party nor the indemnified party shall settle or dispose of any such matter in any manner which would adversely impact the rights and interests of the other party without the prior written consent of the indemnified party, which shall not be unreasonably withheld. Each party shall cooperate with the other party and its counsel in the course of the defence of any such Claim, such cooperation to include using reasonable efforts to provide or make available documents, information and witnesses.

ARTICLE 10
TERM AND TERMINATION
Section 10.1 Term and Expiration
This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to this Article 10, this Agreement shall expire on a Product-by-Product and a country-by-country basis upon the expiration or termination of the License and Development Agreement with respect to such Product in such country.
Section 10.2 Early Termination
This Agreement may be terminated by either Party as follows:
10.2.1	by mutual written agreement of Westaim and S&N, effective as of the time specified in such written agreement;

10.2.2	subject to Article 4, by one Party where the other Party fails to perform or observe in any material respect any material covenant, condition or provision of, or fails to rectify a material breach of, this Agreement, provided, however, that the Party alleging such failure to perform or observe or breach must first give the other Party written notice thereof, which notice must identify the failure to perform or observe or breach in reasonable detail and that the Party giving such notice views such alleged failure to perform or observe or breach as a basis for terminating this Agreement under this Section 10.2.2 and the Party receiving such notice must have failed to cure such alleged breach with in forty-five (45) days after receipt of such notice;

10.2.3	by one Party where the other Party institutes proceedings to be adjudicated a bankrupt or insolvent or to be wound-up, or consents to the institution of bankruptcy, insolvency or winding-up proceedings against it, or files a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, or if any such proceedings are commenced in respect of the Party and are not being contested in good faith (and with the intended result of such contestation being to suspend any adverse effect of such proceeding on the rights of the Party hereunder) within thirty (30) days after the other Party becomes aware thereof or if the other Party consents to the filing of any such petition or to the appointment of a receiver over its business and assets generally or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

10.2.4	by one Party where the other Party institutes proceedings under the Companies’ Creditors Arrangement Act, the Bankruptcy and Insolvency Act or other similar legislation or the other Party seeks or takes any proceeding relating to a compromise or arrangement with creditors or claimants generally; or

10.2.5	by one Party where the other Party voluntarily suspends for more than thirty

(30) Business Days all or substantially all of its business operations, other than suspensions of a temporary nature resulting from a strike or similar event not within the control of the Party or from a lock-out.
Section 10.3 Survival of Obligations
Such provisions of this Agreement that, by their nature, would be expected to survive termination of this Agreement, including without limitation Article 8 and Article 9, shall survive any such termination.
Section 10.4 Continuing Liability
Termination of this Agreement for any reason shall not release any Party from any liability, obligation or agreement which has already accrued nor affect the survival of any provision hereof which is expressly stated to survive such termination. Termination of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder or which may arise out of or in connection with such termination.
Section 10.5 Return of Confidential Information
Upon termination of this Agreement, each party shall return to the other all Confidential Information of such other party that remains in its possession, except that each party shall be entitled to retain one copy of any such information for archival purposes.
ARTICLE 11
LEASE OF EQUIPMENT
Section 11.1 Lease
S&N hereby leases the Equipment to Westaim and Westaim hereby leases the Equipment from S&N for the duration of the Term, on the terms and subject to the conditions contained in this Agreement.
Section 11.2 S&N Ownership
The Equipment is and shall at all times be and remain the sole property of S&N and Westaim shall have no right, title or interest therein or thereto except as set forth herein. At S&N’s request, Westaim shall at its own expense affix and maintain on the Equipment in a manner satisfactory to S&N, acting reasonably, labels, plates or other marks supplied by S&N to identify the Equipment as the property of S&N. The Equipment shall at all times be and remain personal property and shall not in any manner be permanently affixed or attached to any lands or building so that it becomes a fixture under applicable real estate law.

Section 11.3 Use of Equipment
Except as otherwise expressly set out herein, the Equipment shall be solely used by Westaim for the purpose of manufacturing and producing Products pursuant to this Agreement. Westaim acknowledges and agrees that [***] of the Production Capacity for the manufacture of Products shall be primarily and on a first priority basis for S&N (“S&N Production Capacity”). During the Term, Westaim shall be entitled to use the remaining [***] of the Production Capacity (“Westaim Production Capacity”) and any unused S&N Production Capacity for purposes other than the manufacture of Products for S&N. In consideration for Westaim’s right to use the Westaim Production Capacity during the Term, Westaim shall pay to S&N a charge of [***] per year for a period of 7 years commencing on the 1st of June, 2001. Thereafter, Westaim shall be deemed to have fully paid for its rights in relation to the Westaim Production Capacity. Westaim may terminate its entitlement to use the Westaim Production Capacity at any time, with the result that the S&N Production Capacity shall increase to 100% of Production Capacity. On such termination, Westaim’s obligation to pay the balance of the unpaid charge for the Westaim Production Capacity shall forthwith terminate and any prepaid portion of such charge shall be refunded by S&N to Westaim. Westaim shall also be responsible for any additional variable costs (such as electricity) associated with its use of the Westaim Production Capacity and for any direct or indirect costs associated with its own use of the S&N Production Capacity.
Section 11.4 Use of Other Equipment
Westaim may use any other piece or pieces of equipment it determines appropriate to manufacture the Products, acting reasonably. So long as the Production Capacity used in manufacturing the Products does not exceed the S&N Production Capacity, any cost in using such other piece or pieces of equipment, including, without limitation, depreciation, shall not cause an increase in the amount that would otherwise constitute the Fully Allocated Cost of Goods had only the Equipment be used. If or when the Production Capacity used in manufacturing the Product exceeds the S&N Production Capacity, any cost in using such other piece or pieces of equipment, including, without limitation, depreciation, shall be included in the calculation of the Fully Allocated Cost of Goods.
Section 11.5 Quiet Possession
Except as otherwise expressly set out herein, Westaim shall have exclusive use and quiet possession of the Equipment during the Term. S&N shall have the right, on prior reasonable notice, to enter Westaim’s premises to inspect the Equipment during regular business hours. Westaim shall keep the Equipment during the Term at its premises in Fort Saskatchewan, Alberta, and shall not, without S&N’s prior written consent, not to be unreasonably withheld, move the Equipment from that location. Westaim shall use and operate the Equipment in a careful and prudent manner and not for any unlawful purpose and shall, at Westaim’s expense, comply with and conform to, all applicable federal, provincial and other laws, ordinances and regulations.
Section 11.6 Westaim’s Obligations
Westaim shall:

11.6.1	keep the Equipment free of all Liens of any kind or nature arising through Westaim;

11.6.2	not transfer, deliver up possession of, encumber or sublet the Equipment;

11.6.3	keep all Equipment in good repair, condition and working order and shall furnish all parts, mechanisms, devices and servicing so required, subject to Section 11.8 below;

11.6.4	comply with all laws, regulations and orders relating to the Equipment; and

11.6.5	pay all taxes associated with Westaim’s use of the Equipment.
Section 11.7 Insurance, Damage
11.7.1	For so long as the Equipment is in Westaim’s possession, Westaim assumes and shall bear the entire risk of loss, damage to or destruction of the Equipment from any cause whatsoever. Westaim shall obtain and maintain for the Term, at its own expense, insurance against loss or damage to the Equipment including without limitation, loss by fire (including extended coverage), theft, collision and such other risks of loss as are customarily covered by insurance on such type of Equipment and by prudent operators of businesses similar to that in which Westaim is engaged, in such amounts, in such form and with such insurers as shall be satisfactory to S&N, acting reasonably provided that the amount of such insurance shall not be less than the full replacement value of the Equipment. The insurance coverage shall be in favour of both S&N and Westaim as named insureds, shall name S&N as first loss payee, and shall contain a clause requiring the insurer to give S&N at least fifteen (15) business days prior written notice of any alteration in the terms of or cancellation of the policy. On request, Westaim shall furnish to S&N a certificate of insurance or other evidence satisfactory to S&N that such insurance coverage is in effect. Westaim shall give S&N prompt notice of any damage to or loss of the Equipment or any part thereof.

11.7.2	If there is any damage to or loss of any part of the Equipment, Westaim will at its expense make all proofs of loss and take all other steps necessary to recover insurance benefits, unless advised in writing by S&N that S&N desires to do so. Westaim appoints S&N as its agent and attorney to make any claims and receive any payments pursuant to the insurance policies. Proceeds of insurance will be disbursed by S&N against invoices for repair, partial repair or replacement of the Equipment. However, if any part of the Equipment is lost, stolen, destroyed or damaged beyond repair for any reason, the Parties shall determine in good faith discussions whether Westaim or S&N ought to replace the Equipment, such determination to be made in a manner substantially similar to that set out in Article 4 concerning curation of a material supply difficulty.

Section 11.8 Expiry of Term
On expiry of the Term or following earlier termination of this Agreement or the lease provided for in this Article 11 (as provided in Section 4.1.1.5), Westaim shall at S&N’s sole cost and expense immediately return the Equipment to S&N in good repair, condition and working order and in substantially the same condition as at the Effective Date, reasonable wear and tear excepted, at such place as S&N may specify and provide reasonable cooperation and assistance in connection therewith. If Westaim fails to do so within fourteen (14) business days after expiry or termination of this Agreement, S&N shall have the right, on reasonable notice to Westaim, to enter upon any premises where the Equipment or any of it may be, with or without legal process, and remove the Equipment.
Section 11.9 No Sublease or Assignment
Westaim shall not sublet, assign or part with possession of the Equipment or permit its use by any other Person other than Westaim, except for sublets or assignments to an Affiliate of Westaim where Westaim remains responsible to S&N for the performance of all obligations under this Agreement. Nothing herein contained shall release Westaim from its obligations to perform any duty, covenant or condition required to be performed under this Agreement.
Section 11.10 Representations, Warranties
11.10.1	S&N does not make, and there are no representations or warranties, express or implied, statutory or otherwise, with respect to the Equipment or this Agreement or any schedule or amendment hereto or affecting the rights of the Parties hereby and S&N shall not be deemed to make, now or hereafter at any time, any representation or warranty, express or implied, as to the quality of the material or workmanship of the Equipment, or the conformity of the Equipment to the provisions and specifications of Westaim, or to the condition, design, merchantable quality, durability, operation or fitness for use or for any particular purpose of the Equipment or freedom thereof from any Liens or rights of others or any other representation or warranty whatsoever, express or implied with respect to the Equipment.

11.10.2	Westaim does not make, and there are no representations or warranties, express or implied, statutory or otherwise, with respect to the Equipment or this Agreement or any schedule or amendment hereto or affecting the rights of the Parties hereby and Westaim shall not be deemed to make, now or hereafter at any time, any representation or warranty, express or implied, as to the quality of the material or workmanship of the Equipment, or the conformity of the Equipment to the provisions and specifications of S&N, or to the condition, design, merchantable quality, durability, operation or fitness for use or for any particular purpose of the Equipment or freedom thereof from any Liens or rights of others or any other representation or warranty whatsoever, express or implied with respect to the Equipment.

Section 11.11 New Equipment
At least once each calendar year, commencing in 2002, the Parties shall discuss in good faith the issue of whether additional Production Capacity is required to carry out the terms of this Agreement in view of the expected level of Net Sales for the following two year period. Such discussion shall also consider the expected requirements of third parties with whom Westaim has commitments to manufacture Products using the Equipment. If following such discussions:
11.11.1	Westaim determines in its sole discretion that additional or new equipment is required in order to carry out the terms of this Agreement (“New Equipment”), Westaim shall manufacture, or have manufactured, the New Equipment, at its sole cost. S&N shall have the option to purchase the New Equipment, or any part thereof, at any time during the six (6) months following the date Westaim advises S&N in writing that it has determined to acquire New Equipment, or at any time during the six (6) months following its decision to practice the Manufacturing License pursuant to Section 4.1, exercisable by written notice to Westaim. The purchase price for the New Equipment shall be the net book value of the New Equipment, as determined by the Parties, with such adjustments to the purchase price as necessary such that, from Westaim’s perspective, the purchase price shall have a neutral effect from a tax perspective; and

11.11.2	Westaim determines that it will not acquire New Equipment, S&N shall have the right to manufacture, or have manufactured, the New Equipment at its sole cost. Westaim shall cooperate with S&N by providing reasonable assistance to permit S&N to manufacture, or have manufactured, the New Equipment; provided that S&N shall reimburse Westaim for all out-of-pocket costs it incurs in providing such assistance.
ARTICLE 12
MISCELLANEOUS
Section 12.1 Force Majeure
Subject to Section 4.1.4:
12.1.1	Means an event, the cause of which is beyond the reasonable control of the Party affected thereby and which could not reasonably have been foreseen and provided against, including, without limitation, acts of God, strikes, lock-outs or other labour or industrial disturbances, accidents, fires, explosions, weather conditions materially affecting or preventing work, inability to secure fuel, power, materials, contractors or labour, mechanical breakdown, failure of equipment or machinery, delays in transportation, wars, civil commotion, riot, sabotage, interruptions by government, court orders, or orders or rulings by regulatory bodies; provided that an event caused by or materially contributed to by a Party’s financial difficulty shall not be included as a force majeure event.

12.1.2	Notwithstanding any other provision of this Agreement, if by reason of Force Majeure, either Party is wholly or partly unable to perform certain of its obligations under this Agreement, it shall be relieved of those obligations to the extent, and for the period, that it is affected by Force Majeure, provided that the affected Party gives the other Party prompt notice of such inability and nature, cause and expected duration of the Force Majeure. The Party affected by Force Majeure shall use all reasonable efforts to remedy the situation and remove, so far as possible and with reasonable dispatch, the cause of its inability to perform, provided that there shall be no obligation on a Party so affected to settle labour disputes or to test or to refrain from testing the validity of any order, regulation or law in any court having jurisdiction. The Party affected by Force Majeure shall give prompt notice of the cessation and the cause thereof, and shall provide reports at least every seven (7) days as to its progress in dealing with the Force Majeure. Should the Force Majeure event continue for a period longer than thirty (30) business days, the Party shall no longer be relieved of its obligations under this Agreement.
Section 12.2 Notice
Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:
if to S&N:
Smith & Nephew, Inc.
11775 Starkey Road
P.O. Box 1970
Largo, Florida, 33799-1970
Attention: President
Facsimile: (727) 398-4206
with a copy to:
Smith & Nephew, Inc.
1450 Brooks Road
Memphis, Tennessee, 38116
Attention: General Counsel
Facsimile: (901)396-7824
if to Westaim:
Westaim Biomedical Corp.
10102—114 Street
Fort Saskatchewan, Alberta T8L 3W4
Attention: President
Facsimile: (780) 992-5300

with a copy to:
Westaim Biomedical Corp.
1010, 144—4th Avenue S.W.
Calgary, Alberta T2P 3N4
Attention: President
Facsimile: (403) 237-8181
and a copy to:
Westaim Biomedical Corp.
One Hampton Road, Suite 302,
Exeter, New Hampshire 03833
Attention: President
Facsimile: (603)778-6393
Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the fifth (5th) Business Day following the date of mailing; provided, however, that if at the time of mailing or within five (5) Business Days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid. Either Party may at any time change its address for service from time to time giving notice to the other Party in accordance with this Section 12.2.
Section 12.3 Waivers
No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such term, provision, or condition of this Agreement unless reduced to writing signed by an authorized representative of each Party.
Section 12.4 Dispute Resolution
Should any dispute arise between the Parties concerning this Agreement, the Parties agree to first attempt to resolve the dispute in good faith. If within sixty (60) days of one Party providing written notice of such dispute to the other Party such dispute is not resolved as aforesaid, then the dispute shall immediately thereafter be referred for resolution to the President of T.J. Smith & Nephew Limited, and the President of Westaim before resorting to any other forum for a remedy. If resolution of the dispute is not reached between the Presidents within sixty (60) days of such dispute being referred to the Presidents, then the Parties shall refer the dispute to binding arbitration by a single arbitrator under the Arbitration Act (Ontario) which shall be held at a neutral site in Toronto, Ontario, Canada.
Section 12.5 Assignment
The Parties agree that this Agreement, (except for assignments by Westaim pursuant to Section

12.6 or 12.7 which S&N shall be deemed to have consented to, assignments by S&N as a part of the disposition by S&N of all or substantially all of its wound care business and the assignment by a Party to one or more of its Affiliates, which may be done without consent provided the Party remains responsible to the other Party for the performance of this Agreement by its Affiliate) may not be assigned or otherwise transferred, nor may any right or obligations hereunder be assigned or transferred directly or indirectly by either Party, whether voluntary, by operation of law or otherwise, without the written consent of the other Party, such consent not to be unreasonably withheld. In connection with Westaim determining whether to consent to an assignment, the Parties agree that Westaim shall be deemed to be acting reasonably if it withholds its consent in circumstances where the proposed assignee is not a corporation of equal or greater financial resources, marketing strength and expertise (including in the burn and wound care area), and stature in the burns and wounds industry as S&N. Any purported assignment in violation of this Section 12.5 shall be void. Any permitted assignee (which includes assignments by Westaim pursuant to Section 12.6 or 12.7 and assignments by S&N as a part of the disposition by S&N of all or substantially all of its wound care business, but excludes assignments to Affiliates without consent) shall assume all obligations of the assignor under this Agreement other than the obligations set out in Sections 12.6 and 12.7 and the assignor shall be released from all obligations under this Agreement, in each case from the date of such assignment. For clarification, nothing in this Agreement shall restrict in any manner whatsoever the ability to transfer shares in the capital of Westaim and its Affiliates, issue shares in the capital of Westaim or its Affiliates or to otherwise effect a change of control of Westaim or one or more of its Affiliates.
Section 12.6 Right of First Offer
If Westaim desires to sell all or substantially all of its assets used to manufacture and supply Product to S&N under this Agreement, including without limitation assignment of this Agreement, (the “Manufacturing Assets”), Westaim shall give written notice (the “Transfer Notice”) to S&N of that desire. The Transfer Notice shall describe the Manufacturing Assets in sufficient detail to permit S&N to make an informed decision regarding whether to offer to purchase the Manufacturing Assets and on what terms. During the [***] (the “Negotiation Period”) immediately following the date the Transfer Notice is given, Westaim and S&N shall in good faith negotiate the sale and purchase of the Manufacturing Assets by Westaim to S&N. If during the Negotiation Period S&N determines that it is not interested in purchasing the Manufacturing Assets, it shall forthwith advise Westaim of such determination in writing, and Westaim shall be free to sell the Manufacturing Assets to any other Person on any terms at any time, and the provision of this Section 12.6 shall have no further application. If during the Negotiation Period Westaim and S&N reach an agreement concerning the sale and purchase of the Manufacturing Assets and such sale and purchase transaction is completed, the provisions of this Section 12.6 shall have no further application. If Westaim and S&N fail to reach an agreement during the Negotiation Period concerning the sale and purchase of the Manufacturing Assets, S&N shall be entitled at any time prior to the expiry of the Negotiation Period to make an offer (the “S&N Offer”) to purchase the Manufacturing Assets, which offer shall be maintained in confidence by Westaim. If S&N does not make the S&N Offer by the expiry of the Negotiation Period, Westaim shall be free to sell the Manufacturing Assets to any other person on any terms at any time, and the provisions of this Section 12.6 shall have no further application. The S&N Offer shall be in writing and shall indicate the offered price (“S&N

Purchase Price”) for the purchase of the Manufacturing Assets and the proposed terms (“S&N Purchase Terms”) for such purchase. The S&N Offer shall be capable of acceptance by Westaim for a period (the “Transfer Period”) ending no earlier than 11:59 p.m. Calgary time on the [***] following the expiry of the Negotiation Period. The S&N Offer shall specify a closing date (the “Transfer Closing Date”) for the sale and purchase, which shall not be earlier than [***] or more than [***] after the date the S&N Offer is accepted. The S&N Purchase Price shall be paid in cash by S&N on the Transfer Closing Date. During the Transfer Period, Westaim shall have the option of either selling the Manufacturing Assets to S&N pursuant to the S&N Offer or selling the Manufacturing Assets to a third party on terms no less favourable than the terms of the S&N Offer, having regard for both the S&N Purchase Price and the S&N Purchase Terms. During the [***] (the “Free Transfer Period”) following the later of the expiry of the Transfer Period, or the date it determined that the sale pursuant to an accepted S&N Offer will not close for any reason other than the default of Westaim, Westaim shall be entitled to sell the Manufacturing Assets to a third party on terms no less favourable than the terms of the S&N Offer, having regard for both the S&N Purchase Price and the S&N Purchase Terms. Any transfer of the Manufacturing Assets made after the last day of a Free Transfer Period, other than where S&N did not deliver the S&N Offer, without strict compliance with the terms, provisions and conditions of this Section 12.6 and the other terms, provisions and conditions of this Agreement, shall be null, void and of no force or effect. The provisions of this Section 12.6 shall not apply to the transfer of the Manufacturing Assets to a transferee that is an Affiliate of Westaim; provided that the Affiliate agrees to be bound by the terms of this Section 12.6. Any assignment of this Agreement to a third party as a part of the transfer of the Manufacturing Assets pursuant to this Section 12.6, whether as a result of S&N not making the S&N Offer by the expiry of the Negotiation Period or as a result of Westaim selling the Manufacturing Assets to a third party during the Free Transfer Period on terms no less favourable than the S&N Offer, shall be considered an assignment to a permitted assignee for purposes of Section 12.5.
Section 12.7 Right of First Refusal
If Westaim receives from a competitor of S&N in the wound care market a bone fide offer (“Qualifying Offer”) to purchase the Manufacturing Assets and Westaim desires to accept the Qualifying Offer, Westaim shall give written notice (the “First Refusal Transfer Notice”) to S&N of that desire. The First Refusal Transfer Notice shall describe the Manufacturing Assets and the proposed price (“Offered Purchase Price”) for the sale of the Manufacturing Assets and the proposed terms (“Offered Purchase Terms”) for such sale as set forth in the Qualifying Offer. Westaim shall not be obligated to provide to S&N a copy of the Qualifying Offer or disclose the name of the competitor of S&N that made the Qualifying Offer. S&N shall have the option (the “Purchase Option”) to purchase all of the Manufacturing Assets for the Offered Purchase Price and on the Offered Purchase Terms. The Purchase Option shall be and remain irrevocable for a period (the “First Refusal Transfer Period”) ending on the earlier of (i) 11:59 p.m. Calgary time on the 10th day following the date the First Refusal Transfer Notice is given by Westaim to S&N; and (ii) 11:59 pm Calgary time on the Business Day prior to the day the Qualifying Offer expires pursuant to its terms. S&N may elect to exercise the Purchase Option by giving written notice of its election to Westaim, which exercise shall be maintained in confidence by Westaim. If S&N elects to exercise the Purchase Option, S&N’s notice of election shall fix a closing date (the ‘First Refusal Transfer Closing Date”) for the purchase of the Manufacturing Assets, which shall not be later than the Business Day prior to the expiry of the Qualifying Offer. The Offered Purchase Price shall be paid in cash by S&N on the First Refusal Transfer Closing Date. If S&N does not exercise the Purchase Option or if the Purchase Option is exercised but the transition does not close by the expiry of the First Refusal Transfer Period for any reason other than the default of Westaim, Westaim shall be permitted to accept the Qualifying Offer or another offer on substantially similar or better terms at any time during the period ending 365 days (the “First Refusal Free Transfer Period”) after the expiry of the First Refusal Transfer Period. If Westaim does not transfer the Manufacturing Assets pursuant to the Qualifying Offer or another offer on substantially similar or better terms within a First Refusal Free Transfer Period, Westaim’s right to transfer the Manufacturing Assets pursuant to this Section 12.7 shall cease and terminate. Any transfer of the Manufacturing Assets made after the last day of the First Refusal Free Transfer Period without strict compliance with the terms, provisions and conditions of this Section 12.7 and the other terms, provisions and conditions of this Agreement, shall be null, void and of no force or effect. Any assignment of this Agreement to a third party as part of the transfer of the Manufacturing Assets pursuant to this Section 12.7, whether as a result of S&N not exercising the Purchase Option or as a result of S&N exercising the Purchase Option but the transaction not closing by the expiry of the First Refusal Transfer Period for any reason other than the default of Westaim, shall be considered an assignment to a permitted assignee for purposes of Section 12.5.
Section 12.8 Limitation
The maximum aggregate liability of Westaim under this Agreement, the Asset Purchase Agreement, the License and Distribution Agreement and all other agreements and documents referred to therein shall at no time exceed [***]. Neither Party shall have any liability to the other Party or any other Person pursuant to this Agreement for any special, indirect or consequential damages, including but not limited to loss of profits, loss of business opportunities or loss of business investment.
Section 12.9 Survival
The representations and warranties of the Parties contained in this Agreement, in the Schedules annexed to this Agreement or in any certificate or other document delivered or given pursuant to this Agreement shall survive the expiration of the Term and will remain in full force and effect for a period of [***] months following such expiration except for any representation and warranty in respect of which a claim based on fraud or intentional misrepresentation is made, which in each case shall be unlimited as to duration (“Survival Period”). Any Claim for indemnification made during the Survival Period will result in the representations and warranties relating thereto remaining in effect for purposes of indemnification notwithstanding such claim may not be resolved within the Survival Period. The covenants set forth herein will survive without limitation. All representations, warranties and covenants and agreements made by the Parties will not be affected by any investigation made by and on behalf of a Party and will not be deemed merged into any instruments or agreements delivered in connection with this Agreement or otherwise in connection with the transactions contemplated hereby. Except as expressly provided in this Agreement, neither Party makes any representation or warranty of any kind to the other Party, express or implied.

Section 12.10 Integration Clause
This Agreement is the sole agreement with respect to the subject matter hereof, and supersedes all proposals, negotiations, conversations, discussions, agreements and/or representations, whether oral or written, including any industry custom or past dealing between the Parties relating to the subject matter of this Agreement. The Parties agree that any and all obligations between the Parties that are outside the terms of this Agreement and that relate to the subject matter of this Agreement that preceded the Effective Date of this Agreement have been satisfactorily executed or are null and void.
Section 12.11 Independent Contractors
12.11.1	This Agreement shall not constitute or give rise to an agency, partnership or joint venture between the Parties and each Party’s performance hereunder is that of a separate, independent entity.

12.11.2	Nothing in this Agreement shall be deemed to be the grant by either Party to the other of any right, title or interest in any product, material or proprietary rights of the other except as may be expressly provided for in this Agreement.
Section 12.12 Severability and Survival
To the extent that any provision of this Agreement shall be prohibited by or held to be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 12.13 U.S. Dollars
Unless otherwise provided, any reference in this Agreement to dollars shall be to U.S. dollars.
Section 12.14 Amendment of Agreement
No change, modification, extension, termination, waiver or other amendment of this Agreement or any of the provisions contained herein, shall be valid unless made in writing and signed by a duly authorized representative of each Party.
Section 12.15 Expenses
Each Party agrees to pay, without right of reimbursement from the other Party, the costs incurred by such Party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including without limitation the fees and disbursements of legal counsel, accountants and consultants employed by such Party in connection with the transactions contemplated by this Agreement.

Section 12.16 Governing Law and Attornment
This Agreement is subject to and shall be governed by the laws of the Province of Alberta (without giving effect to the conflict of law provisions thereof) and the Parties agree to irrevocably attorn to the jurisdiction of the courts of Alberta.
Section 12.17 Counterparts
This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original but such counterparts together shall constitute but one and the same instrument.
IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Westaim Biomedical Corp.		Smith & Nephew Inc.

Per:	/s/ Scott H. Gillis	Per:	/s/ David A. Trollope

Per:	/s/ [ILLEGIBLE]	Per:	/s/ Stephen Lang

Smith & Nephew, Inc.

		Per:	/s/ David A. Trollope

		Per:	/s/ Stephen Lang

T.J. Smith & Nephew Limited

		Per:	/s/ David A. Trollope

		Per:	/s/ Stephen Lang

SCHEDULE A
to a Supply Agreement made effective as of May 8, 2001 among Westaim Biomedical Corp., Smith & Nephew Inc., Smith & Nephew, Inc. and T.J. Smith & Nephew Limited
ACTICOAT ABSORBENT DRESSING PRODUCT SPECIFICATIONS

PRODUCT SPECIFICATION
DESIGN PROJECT:	Acticoat Absorbent Dressing
DHF #:	2005
VERSION:	1.2
1.0	DESIGN DESCRIPTION

1.1	SUMMARY

This Product Specification is for a calcium alginate wound dressing incorporating Acticoat technology for antimicrobial performance. The product is intended for dressing moderately to highly exudative wounds such as decubitus ulcers, diabetic ulcers and venous stasis ulcers. The product in the form of a ribbon would also be suitable for packing deep cavity wounds. Two product sizes will be produced: 4” x 5” and a 0.75” x 12” ribbon.

1.2	THEORY OF OPERATION OF THE PROPOSED DESIGN
•	Calcium alginate dressings are highly absorbent by virtue of their strong hydrophilic gel formation.

•	Calcium alginate dressings release calcium by ion exchange with sodium when contacted with wound fluids. The sodium alginate creates a viscous liquid or gel, which creates a physiologically moist microenvironment that promotes healing and the formation of granulation tissue.

•	There have been few studies of the effect of alginate wound dressings on the process of wound healing. In one study the results suggested that the calcium alginate tested may improve some cellular aspects of normal wound healing, but not others.

•	The dressing will provide antimicrobial activity through a controlled release of silver from an Acticoat coating on the alginate fibres.

•	For epithelizing wounds, the dressing can be removed without causing pain or trauma if they are first well soaked with sodium chloride solution. Residual alginate fibres trapped in a wound are readily biodegraded.

•	A secondary dressing will be required to provide attachment of this product and may provide additional absorbency for wound exudate.
1.3	DRAWINGS/SCHEMATICS (REFERENCE APPLICABLE ATTACHMENTS)

Figure 1: Pouch Label for Product size 4” x 5”

Figure 2: Pouch Label for Product Size ¾” x 12”

PRODUCT SPECIFICATION
DESIGN PROJECT:	Acticoat Absorbent Dressing
DHF #:	2005
VERSION:	1.2
Figure 3: Box Label for Product size 4” x 5”

Figure 4: Box Label for Product size ¾” x 12”

Figure 5: Product Insert

PRODUCT SPECIFICATION
DESIGN PROJECT:	Acticoat Absorbent Dressing
DHF #:	2005
VERSION:	1.2
2.0	COMPARISON WITH COMPETITIVE DEVICES (GOLD STANDARDS, REFERENCE STANDARDS, ETC.)
•	Acticoat AB for antimicrobial efficacy

•	AlgiSite M by Smith & Nephew for alginate characteristics, including absorbency and gel formation.
3.0	PHYSICAL ATTRIBUTES

3.1	MATERIALS OF CONSTRUCTION

The only new material of construction required is non-woven calcium alginate.
3.1.1	Vendor/Supplier, Vendor P/N
•	Manufacturer: Acordis Specialty Fibers

•	Substance: Non-Sterile Needled Calcium Alginate Fabric

•	Description: Needled Alginate Fabric

•	Width: 91-95 cm.

•	Basis weight: 150 gsm ± 30 gsm
3.1.2	Rare or Single-Source Materials

The non-woven calcium alginate used for the development of this product has been procured from only one supplier. Further testing will be required to validate alternative materials from other suppliers.

3.1.3	Special Vendor Contract Requirement

A supply contract with Acordis Specialty Fibers has been established. The current revision is referenced in the material specification for calcium alginate (PS-0050).
3.2	CONSTRUCTION

Single-ply dressing consisting of non-woven calcium alginate with Acticoat coating applied to both sides.

3.3	SIZES

The size, as per WB-10-02-07, is acceptable if the sample falls within the dimensions below:

Dressing Size (on label)	Measured Dimensions, cm
4” x 5”(10 cm x 12.5 cm)	10.2 cm (+1.2 cm, - 0.5 cm) x 12.7 cm (+1.2 cm, - 0.5 cm)

PRODUCT SPECIFICATION
DESIGN PROJECT:	Acticoat Absorbent Dressing
DHF #:	2005
VERSION:	1.2

¾” x 12” (2.0 cm x 30 cm)	1.9 cm (± 0.5 cm) x 30.5 cm (+1.2 cm, - 0.5 cm)
3.4	APPEARANCE

The appearance, as per WB-10-02-08, of the sample is acceptable if the following criteria are met:
•	both sides demonstrate a uniform colour;

•	both sides show no stripes, colour fading, patches or other discoloration;

•	clean-cut edges; and

•	no melted or burnt patches, wrinkles, rips or tears.
Due to the subjective nature of assessing appearance conformity, the following applies:
•	verify conformance to the stated specification;

•	compare the sample to work standards when possible;

•	if the observations are questionable the Quality Systems Manager will assess conformance to the specification;

•	if the product does not meet predefined requirements, reject the sample; and

•	if it is unclear whether the product meets the requirements, reject the sample and convene an MRB as per WB-13-01.
3.5	COLOUR
•	Due to the difficulty of measuring the product colour by the Minolta instrument, the criteria for acceptability of colour will be determined by a comparison with colour standards.
4.0	PERFORMANCE ATTRIBUTES

4.1	PARAMETERS OF OPERATION
4.1.1	Efficacy
•	Will have bactericidal properties similar to Acticoat AB, by demonstrating at least a 4.0 log reduction of Pseudomonas aeruginosa in 120 minutes according to procedure WB-10-03-25;

•	Will have bactericidal properties similar to Acticoat AB, by demonstrating at least a 3 log reduction of S. aureus in 120 minutes according to procedure WB-10-03-25;

•	Will maintain antimicrobial activity for a period of three days in use, by demonstrating 3 days plate to plate CZOI efficacy using procedure WB-10-03-04.

PRODUCT SPECIFICATION
DESIGN PROJECT:	Acticoat Absorbent Dressing
DHF #:	2005
VERSION:	1.2
4.1.2	Absorbency

The absorbency will be at least 12 g PBS/g dressing using procedure WB-10-03-11

4.1.3	Gel Formation

The product must have gel formation properties comparable to other commercially available alginate products, by demonstrating a minimum viscosity of 2.5 cP at a shear rate of 1600 1/s, as demonstrated by procedure WB-10-03-26.

4.1.4	Stability

The product will have a shelf life of at least one year from the date of manufacture as established by accelerated aging studies according to the method outlined in Westaim Biomedical Report #000331.
5.0	SAFETY ATTRIBUTES

5.1	BIOCOMPATABILITY
•	Biocompatible as determined by cytotoxicity, sensitization and irritation tests
5.2	KNOWN LIMITATIONS (CAUTIONS)
•	for external use only;

•	do not use on patients with a known sensitivity to silver;

•	Should not be used on dry or non-exuding wounds;

•	May cause transient discoloration;

•	not compatible with oil-based products such as petrolatum;

•	not compatible with MRI (Magnetic Resonance Imaging) procedures;

•	not compatible with ECG procedures;

•	avoid exposure to temperatures above 120°F (50°C);

•	single use only;

•	do not re-sterilize;

•	do not use if package is damaged
5.3	HUMAN FACTORS CONSIDERATIONS
•	Instructions for use will be provided on a package insert Training will be available.

•	Intended for use by professional health care providers.

PRODUCT SPECIFICATION
DESIGN PROJECT:	Acticoat Absorbent Dressing
DHF #:	2005
VERSION:	1.2
•	Not intended for OTC sales.

•	The dressing should be non-directional or the directionality should be clearly indicated to prevent the dressing from being applied with the wrong side to the wound.
5.4	RECOMMENDED INSTRUCTIONS FOR USE
•	Cleanse the wound using conventional, non oil-based techniques and leave the wound moist.

•	Remove Acticoat™ Absorbent Dressing from the package.

•	Apply the dressing to the wound and secure with an appropriate secondary dressing that will maintain a moist environment.

•	Ensure the dressing remains moist, but not so wet that tissue maceration occurs.

•	Change the dressing depending on the amount of exudate and the condition of the wound.

•	If the dressing dries and adheres to the wound, moisten or soak the dressing prior to removal.

•	Avoid forceful removal and disruption of the healing wound.
5.4.1	Equipment/Materials Required for Use of the Device
•	Scissors

•	Appropriate secondary dressing

•	Adhesive tape or other attachment products
6.0	STERILIZATION

6.1	Sterilization Method: E-beam irradiation

6.2	Sterilization Verification: Validation testing to achieve a SAL of 10-6.

6.3	Sterilization Special Concerns: Irradiation should not exceed 50 kGy for a single dose or 75 kGy for a total dose.

7.0	PACKAGING

7.1	PACKAGING CONFIGURATIONS

The product will be produced in two sizes: 4” x 5” and ¾” x 12” that will be packaged in peelable pouches 6” x 8 ½” and 3” x 8” respectively. The ¾” x 12” dressing will be folded two times along it’s length, ¾” x 4”, prior to packaging. The pouches will be packaged 5 per box. Boxes will packed in plain cardboard cases for shipping.

PRODUCT SPECIFICATION

DESIGN PROJECT :	Acticoat Absorbent Dressing
DHF #:	2005
VERSION :	1.2
7.1.1 Primary Packaging (Pouch)

Part number:	4” x 5” Front: A3082 Back: A3000
¾” x 12” Front: A3080 Back: A3007

Composition:	Front: Tyvek 1073B (Spunbonded polyolefin) coated with SBP 2000 and printed.

Back: Tyvek 1073B (Spunbonded polyolefin) uncoated and unprinted.

Basis Weight:	2.57 ± 0.21 oz./sq. yd. (8.71 ± 0.71 mg/cm2)

Roll Widths:	3” ± 0.25”, 6” ± 0.25”

Appearance:	Clean, white, and no wrinkles or tears.

Printing:	The images shown in Figures 1 & 2, are printed on the coated side of the Tyvek. The printed side should be on the outside of the roll with the top of the label facing the leader end of the roll.

Colours:	The Pantone colours used for printing are as follows:

Blue 286
Grey Cool Grey 6
Black

Certification:	Technical specifications must be certified for each lot of Tyvek packaging. Supplier quality documentation that includes composition, product type, part identification (lot number), and quantity shipped must accompany each shipment.

Contents:	Peelable pouch with chevron seal, each containing one dressing.

Dimensions:	For 4” x 5” product: 153 mm x 216 mm (6” x 8 ½”)
For ¾” x 12” product 76.2 mm x 204 mm (3” x 8”)

Size tolerance ± 6.35 mm (± 0.25”)

Label:	The label appearance is acceptable as per WB- 10-02-03 if the following criteria are met:

a) the label is centered on the package;
b) the lot and expiry date stamps are straight and in the bottom left comer;
c) the printing is readable; and
d) the label matches the dressing in the package.

Seal:	The seal size and position, as per WB- 10-02-04, is acceptable if the following criteria are met:

PRODUCT SPECIFICATION

DESIGN PROJECT :	Acticoat Absorbent Dressing
DHF #:	2005
VERSION :	1.2

a) the seal is at least 7 mm wide, within 7 mm from the side edge and within 10 mm from the bottom edge; and
b) the Chevron seal is at the top of the label.

Seal Integrity:	A continuous seal with no bubbles, blisters or other inconsistencies as per WB-10-02-06 and WB-10-02-02.

If channels are observed during the dye penetration test, a minimum seal width of 7 mm must be maintained to accept the results.

Seal Strength:	All package pouches will have a burst test pressure of at least 1.0 psig as per WB-10-02-05.
7.1.2	Outer Packaging (Box)

Part number:	4”x5”:A4082
¾”xl2”:A4080

Composition:	Cardboard, 0.02 clay coated solid bleached sulphite with 1 mil poly coated backside;

Printing:	Printed with images shown in Figure 3 & 4;

Colours:	The Pantone colours used for printing are as follows:

Blue 286
Grey Cool Grey 6
Black

Appearance:	White, no wrinkles, straight folds, side glued with tuck ends.

Box style:	Notched reverse tuck end (French) carton.

Contents:	box only: 5 dressings/box;

optional bag & box configuration: 5 dressings/bag, 1 bag/box.

Pouches shall be oriented with the label facing up towards the opening of the box and with the label oriented in the same direction as the box label.

Dimensions:	For 4” x 5” product:
232 mm x 156 mm x 19 mm (8 5/8 “ x 6 1/8” x 3/4”)

For ¾ ” x 12” product:
206 mm x 80 mm x 25 mm (8 1/8” x 3 1/8” x 1”)

Inserts:	Each box contains one product insert.

PRODUCT SPECIFICATION

DESIGN PROJECT :	Acticoat Absorbent Dressing
DHF #:	2005
VERSION :	1.2

Labeling:	Each box shall be labeled with a product code and size and lot/expiry date as defined on the Boxing and Casing Operating Specification.

One label is affixed to the bottom end of each box.
7.1.3	Outer Packaging (Case)

Unprinted cases, the same as those used for the Acticoat Burn Dressing, will be used for shipping bulk Acticoat Alginate Dressings.

7.1.4	Product Insert

Part number:	A5008

Composition:	Hammermill Bond/wr 24 lb., white paper

Dimensions:	5.5” x 8.5” (14.0 cm x 21.6 cm) folded into 3 sections, with the printed side facing out, to make a 5.5” x 2.83” insert

Appearance:	Clean, white, and no wrinkles or tears.

Printing:	Printed with the image shown in Figure 5.

Colours:	The Pantone colours used for printing are as follows:

Grey 38% of Black
Black
8.0	LABELING

8.1	LANGUAGE REQUIREMENT
•	English, French-Canadian, Latin American Spanish
8.2	PACKAGE LABELS
•	See Figures 1-5 at end of document
9.0	REGULATORY COMPLIANCE
•	US FDA 510(k) AND HPB notification;

•	MDD compliance
10.0	MANUFACTURING/QC METHODS

10.1	KEY PROCESSES

PRODUCT SPECIFICATION

DESIGN PROJECT :	Acticoat Absorbent Dressing
DHF #:	2005
VERSION :	1.2
•	The coating of silver onto the non-woven calcium alginate will be carried out using a similar process as that used for coating HDPE. The roll of alginate will be fitted with a leader and trailer of tyvek to minimize waste of alginate in the start up and finish stages of the roll to roll coating. Coating of the alginate will be conducted in four passes, two for each side (1 basecoat pass & 1 topcoat pass).

•	Slitting of the alginate web will be conducted using a crush cutting module.

•	Packaging will be performed using the TM Packaging Machine.

•	An approved contractor will conduct sterilization of pouches. Packing of pouches into boxes and cases will be carried out after sterilization.
10.2	ENVIRONMENTAL REQUIREMENTS FOR MANUFACTURE
•	Slitting and packaging will be performed in the controlled environment room.
10.3	APPLICABLE QUALITY CONTROL STANDARDS

The product will be manufactured in accordance with the quality practices specified in the following documents:
•	EN 46001:1996, Quality Systems — Medical Devices — Particular Requirements for the Application of EN29001

•	ISO 13485:1996, Quality Systems — Medical Devices — Particular Requirements for the Application of ISO 9001

•	Quality System Regulations specified in the Current Good Manufacturing Practices (CGMP) for medical devices; 21 CFR part 820
10.4	PROPOSED QUALITY CONTROL TESTING / TEST REQUIREMENTS
10.4.1	Raw Materials Testing: Non-woven calcium alginate:

The width, thickness and basis weight will be confirmed during the material receiving and according to procedure WB-10-01;

The non-woven calcium alginate requires validation as a raw material. Until validation is completed, each lot of material received will require a subsequent product validation.
10.4.2	In-Process Testing:

Both ends of each roll of silver coated alginate will be tested for total silver and NH4OH soluble silver before slitting. Three samples will be taken to represent the left, centre and right sections of the material according to WB-09-03-02.

PRODUCT SPECIFICATION

DESIGN PROJECT :	Acticoat Absorbent Dressing
DHF #:	2005
VERSION :	1.2

Characteristic	Procedure	Specification
Total Silver	WB-10-02-14	0.88 mg/cm2 – 1.40 mg/cm2

NH4OH soluble silver	WB-10-02-14	≥ 0.45 mg/cm2 providing that it is between 35% and 80% of the Total Silver
10.4.3	Finished Device Testing:

The finished product must have the following performance characteristics:

Characteristic	Procedure	Specification
Size	WB-10-02-07	As section 3.3

Appearance	WB-10-02-08	As section 3.4

NH4OH soluble silver (at the time of release)	WB-10-02-14	≥ 0.45 mg/cm2 providing that it is between 35% and 80% of the Total Silver

NH4OH soluble silver (at the end of the shelf life)	WB-10-02-14	≥ 0.20 mg/cm2 providing it is greater than 20% of the Total Silver

Total Silver	WB-10-02-14	0.88 mg/cm2 – 1.40 mg/cm2

Pouch label appearance	WB-10-02-03	As per section 7.1.1

Pouch seal size & position	WB-10-02-04	As per section 7.1.1

Pouch seal strength	WB-10-02-05	As per section 7.1.1

Pouch seal integrity	WB-10-02-02	As per section 7.1.1
WB-10-02-06
10.5	EQUIPMENT TO BE VALIDATED:

Crush Cutting Nodule

10.6	PROCESSES TO BE VALIDATED:

Coating, slitting, packaging, sterilization, burst testing and silver analysis.

PRODUCT SPECIFICATION

DESIGN PROJECT :	Acticoat Absorbent Dressing
DHF #:	2005
VERSION :	1.2
11.0	Shelf Life
Minimum remaining shelf life: 0 months
12.0	Approval

Department	Name/Signature	Title	Date
Project Leader

Marketing

Science and Technology

Manufacturing

Quality Assurance

Regulatory Affairs

New Product Development

DESIGN PROJECT:	PRODUCT SPECIFICATION Acticoat Absorbent Dressing
DHF #:	2005
VERSION:	1.2
Figure 1: Pouch Label for Product Size 4” x 5”

DESIGN PROJECT:	PRODUCT SPECIFICATION Acticoat Absorbent Dressing
DHF #:	2005
VERSION:	1.2
Figure 2: Pouch Label for Product Size 3/4” x 12”

DESIGN PROJECT:	PRODUCT SPECIFICATION Acticoat Absorbent Dressing
DHF #:	2005
VERSION:	1.2
Figure 3: Box Label for Product Size 4” x 5”

DESIGN PROJECT:	PRODUCT SPECIFICATION Acticoat Absorbent Dressing
DHF #:	2005
VERSION:	1.2
Figure 4: Box Label For Product Size 3/4” x 12”

DESIGN PROJECT:	PRODUCT SPECIFICATION Acticoat Absorbent Dressing
DHF #:	2005
VERSION:	1.2

DESIGN PROJECT:	PRODUCT SPECIFICATION Acticoat Absorbent Dressing
DHF #:	2005
VERSION:	1.2
Figure 5: Product Insert

SCHEDULE B
to a Supply Agreement made effective as of May 8, 2001 among
Westaim Biomedical Corp, Smith & Nephew Inc, Smith &
Nephew, Inc. and T. J. Smith & Nephew Limited
ACTICOAT ABSORBENT DRESSING PRODUCT SPECIFICATIONS

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2
1.0	DESIGN DESCRIPTION

1.1	SUMMARY
1.1.1	This specification is for the Acticoat Moisture Control Dressing, that is intended to provide superior performance by extending the duration of use to seven days and by combining antimicrobial activity with a polyurethane foam that provides a light to moderate amount of absorbency. One product size will be produced: 5” x 5” (Product code: 20211).
1.2	THEORY OF OPERATION OF THE PROPOSED DESIGN
1.2.1	Foam will be used as the absorbent to enhance antimicrobial activity of the silver coating by providing a zone, and residence time, for killing of microorganisms.

1.2.2	The foam in sufficient thickness will be used to absorb a specified amount of wound exudate.

1.2.3	The dressing will provide antimicrobial activity through a sustained release of silver, which will minimize bacterial penetration to the wound and within the dressing.

1.2.4	To maintain a moist wound environment, an appropriate secondary dressing may be necessary to limit moisture evaporation.
1.3	DRAWINGS/SCHEMATICS (REFERENCE APPLICABLE ATTACHMENTS)
1.3.1	The following drawings and schematics are shown at the end of the document:
•	Figure 1: Package Label

•	Figure 2: Box Label

•	Figure 3: Product Insert

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2
2.0	COMPARISON WITH COMPETITIVE DEVICES

2.1	The gold standards for this product are the Acticoat® silver-coated 5 layer Foam Dressing (FDA Number — K000051, Westaim Biomedical Corp.) in terms of antimicrobial activity, and Hydrasorb Sponge Dressing (Avitar Inc.) in terms of physical characteristics.

3.0	PHYSICAL ATTRIBUTES

3.1	MATERIALS OF CONSTRUCTION
3.1.1	New Materials

The only new material of construction required is hydrophilic polyurethane foam. The Westaim part number is A2005.

3.1.2	Vendor/Supplier Information

Manufacturer:	Lendell Manufacturing Inc.

Substance:	Hydrophilic polyurethane foam

Description:	Medical grade TIGHT CELL foam

Width:	As indicated on the Purchase Order

Thickness:	1/4” ± 1/1 6” (0.64 ± 0.16 cm)

Absorbency:	15.0 ± 4.0 g of water / g of foam

Density:	9.1 ± 0.8 g/100 cm3
3.1.3	Rare or Single-Source Materials

The hydrophilic polyurethane foam used for the development of this product has been procured from only one supplier. Further testing will be required to validate alternative materials from other suppliers.

3.1.4	Special Vendor Contract Requirement

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2
Lendell Manufacturing Inc. will be provided with the current raw material specification. The current specification (PS-0056) will be included with, or referenced on each purchase order.
3.2	CONSTRUCTION
3.2.1	One-ply hydrophilic polyurethane foam coated with Acticoat nanocrystalline silver on both sides.
3.3	SIZES
3.3.1	The size, as per WB-10-02-07, is acceptable if the sample falls within the dimensions defined in the table below.

Dressing Size (on label)	Measured Dimensions (cm)
5” × 5”	Length - 12.7 (+ 1.2, - 0.5)
(12.5 cm × 12.5 cm)	Width - 12.7 (+1.2, - 0.5)
Thickness - 0.64 (+ 0.16, - 0.32)
3.4	APPEARANCE
3.4.1 The appearance, as per WB-10-02-08, of the sample is acceptable if the following criteria are met:
•	both sides demonstrate a uniform color when compared to the appearance standards as per WB-10-02-31

•	the presence of white spots does not exceed the approved standards

•	both sides show no strong stripes, creases, colour fading, patches or other discoloration

•	the four edges are clean-cut with two edges open and two edges closed

•	only minor pinching or separation is observed along the open or closed sides

•	no melted or burnt patches, wrinkles, rips or tears are present
3.4.2	Due to the subjective nature of assessing appearance conformity, the following applies:
•	verify conformance to the stated specification

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2
•	compare the sample to work standards when possible

•	if the observations are questionable the Quality Systems Manager will assess conformance to the specification

•	if the product does not meet predefined requirements, reject the sample

•	if it is unclear whether the product meets the requirements, reject the sample, have the product quarantined as per WB-15-02-10, and convene an MRB as per WB-13-01
3.5	COLOR
3.5.1	The product will be a uniform gray color.

3.5.2	Due to the difficulty of measuring the product colour by the Minolta instrument, the acceptability of color will be determined by comparison to a set of colour standards.
4.0	PERFORMANCE ATTRIBUTES

4.1	PARAMETERS OF OPERATION
4.1.1	Efficacy
•	Will produce at least a 4.0 log reduction of Pseudomonas aeruginosa and a 3.0 log reduction of Staphylococcus aureus in 120 minutes according to procedure WB-10-03-24.

•	Will maintain antimicrobial activity by demonstrating 7 days plate to plate CZOI efficacy using procedure WB-10-03-04.
4.1.2	Absorbency
•	The absorbency without compression will be at least 12.0 g of water / g of dressing using procedure WB-10-03-11.

•	The absorbency under equivalence of 50 mmHg pressure will be at least 10.0 g of water/g of dressing using procedure WB-10-03-27.
4.1.3	Stability

The shelf life of the product should be two years from the date of coating. However, at the time of initial launch, a six month shelf life will be specified until sufficient data is established to justify a shelf life of two years.

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2
4.2	EQUIPMENT/MATERIALS
4.2.1	The following equipment is required for use of the device:
•	scissors

•	appropriate secondary dressing

•	adhesive tape or other attachment products
4.3	DIRECTIONS FOR USE
4.3.1	The following directions for use will be specified:
•	cleanse the wound using conventional, non-oil based techniques and leave wound moist

•	remove the dressing from the package

•	apply the dressing to the wound and secure with an appropriate secondary dressing that will maintain a moist environment

•	ensure that the dressing remains moist, but not so wet that tissue maceration occurs

•	change the dressing depending on the amount of exudate and the condition of the wound

•	if the dressing dries and adheres to the wound, moisten or soak the dressing prior to removal

•	avoid forceful removal and disruption of the healing wound
5.0	VOLUNTARY STANDARDS
5.1	Voluntary standards include bioactivity, antimicrobial longevity and absorbency standards as specified in section 4.1.
6.0	SAFETY ATTRIBUTES
6.1	BIOCOMPATIBILITY
6.1.1	Biocompatible as determined by cytotoxicity (biological reactivity), dermal irritation, skin sensitization and porcine model wound healing tests.
6.2	KNOWN LIMITATIONS (CAUTIONS)

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2
6.2.1	The following known limitations will be specified:
•	for external use only

•	should not be used on patients with a known sensitivity to silver

•	do not use on dry or non-exuding wounds unless the dressing is pre-moistened

•	may cause transient discoloration

•	not compatible with oil-based products, such as petrolatum

•	not compatible with MRI (Magnetic Resonance Imaging) procedures

•	should not come in contact with electrodes or conductive gels during electronic measurements

•	avoid exposure to temperatures above 120°F (50°C)

•	do not use if product color is not uniform

•	single use only

•	do not re-sterilize

•	do not use if package is damaged
7.0	HUMAN FACTORS

7.1	Instruction for use will be provided on a package insert. Training will be available.

7.2	The product is intended for use by professional health care providers only.

7.3	The product is not intended for OTC sales.

7.4	The dressing should be non-directional, or the directionality should be clearly indicated to prevent the dressing from being applied with wrong side to the wound.

8.0	STERILIZATION

8.1	STERILIZATION METHOD
8.1.1	The product will be sterilized using electron beam irradiation.
8.2	STERILIZATION VERIFICATION
8.2.1	The adequacy of the sterilization processes will be assessed by demonstrating that a Sterility Assurance Level (SAL) of 10-6 is achieved.

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2
8.3	SPECIAL CONCERNS
8.3.1	Not applicable.
9.0	PACKAGING

9.1	PACKAGING CONFIGURATION
9.1.1	The product will be produced in one size: 5” x 5” that will be packaged in a 7” x 10” peelable pouch. The pouches will be packaged 5 per box and the boxes will be contained in plain cardboard cases.
9.2	PACKAGING MATERIALS
9.2.1	Primary Packaging (pouch)

Part number:	5” x 5” Front – P/N A3041 Back — P/N A3008

Composition:	Front – Tyvek 1073B (Spunbonded polyolefin) coated with SBP 2000 and printed Back – Tyvek 1073B (Spunbonded polyolefin) uncoated and imprinted

Basis Weight:	2.57 ± 0.21 oz./sq.yd. (8.71 ± 0.71 mg/cm2)

Roll Widths:	7” ± 0.25”

Appearance:	Clean, opaque, white, and no wrinkles or tears

Printing:	The image shown in Figure 1 will be printed on the coated side of the Tyvek. The printed side will be on the outside of the roll with the top of the label facing the leader end of the roll.

Colors:	The Pantone colors used for printing are as follows:

• Blue 286

• Grey Cool Grey 6

• Green 3415

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2

	•	Black

Certification:	Technical specifications will be certified for each lot of Tyvek packaging. Supplier quality documentation that includes composition, product type, part identification (lot number), and quantity shipped will be required with each return shipment.

Contents:	Peelable pouch with chevron seal, each containing one dressing.

Dimensions:	The 5” x 5” product will be 178 mm wide x 254 mm long (7” x 10”) with a size tolerance ± 6.35 mm (± 0.25”)

Label:	The label appearance will be acceptable as per WB-10-02-03 if the following criteria are met:

	•	the label is centered on the package

	•	except for the internal part number for the packaging material, printing should not carry over into the seam

	•	the lot and expiry date stamps are straight and in the bottom left corner

	•	the printing is readable

	•	the label matches the dressing in the package

Seal:	The seal size and position will be acceptable as per WB-10-02-04 if the following criteria are met:

	•	the seal is at least 7 mm wide, within 7 mm from side edge and within 10 mm from the bottom edge

	•	the Chevron seal is at the top of the label

Seal Integrity:	The seal integrity will be acceptable as per WB-10-02-06 and WB-10-02-02 if the seal is continuous with no bubbles, blisters or other inconsistencies that impact package integrity. If channels are observed during the dye penetration test, a minimum seal width of 7 mm must be maintained to accept the results.

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2

Seal Strength:	All package pouches will be subject to a burst test. The burst pressure as per WB-10-02-05 will be acceptable if it is at least l.0 psig.
9.2.1	Outer Packaging (box)

Part number:	5” x 5”: A4041

Composition:	Cardboard, 0.02 clay coated solid bleached sulfite with 0.5 mil poly coated backside

Printing:	Printed with the images shown in Figure 2

Colors:	The Pantone colors used for printing are as follows:

• Blue 286

• Grey Cool Grey 6

• Green 3415

• Black

Appearance:	White, no wrinkles, straight folds, side glued with tuck ends

Box Style:	Notched reverse tuck end (French) carton

Contents:	5 dressings/box. Pouches will be oriented with the label facing up towards the opening of the box and with the label oriented in the same direction as the box label.

Dimensions:	The 5” x 5” product will be 181 mm wide x 257 mm long x 32 mm thick (7 1/8” x 10 1/ 8” x 1 1/4”)

Inserts:	Each box will contain one product insert

Labeling:	Each box will be labeled with a lot/expiry date as defined on the Boxing and Casing Operating Specification. One label will be affixed to the bottom end of each box.
9.2.3	Outer Packaging (Case)

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2
Unprinted cases, the same as those used for the Acticoat Burn Dressing, will be used for shipping bulk Acticoat Moisture Control Dressings.

9.2.4	Product Insert

Part number:	A5003

Composition	Paper — Hammermill Bond/wr 24 lb., white paper

Dimensions:	5.5” x 8.5” folded into 3 sections to make 5.5” x 2.83”

Appearance:	Clean, white, and no wrinkles or tears

Printing:	Printed with the image shown in Figure 3

Colors:	The Pantone colors used for printing are as follows:

• Green 3415
• Black
10.0	LABELLING

10.1	Language Requirement: English, French-Canadian and Latin American Spanish.

10.2	Package Labels: see Figures 1-3 at the end of this document.

11.0	REGULATORY COMPLIANCE

11.1	The product will be developed, manufactured and distributed in accordance with the legal requirements in the jurisdiction in which the product is to be sold.

11.2	Notification: US FDA via 510(k), HPB and Notified Body.

11.3	The product will be developed, manufactured and distributed in accordance with the requirements stated in the MDD.

12.0	QUALITY STANDARDS

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2
12.1	The product will be developed, manufactured and distributed in accordance with the quality practices specified in the following documents:
•	EN 46001:1996, Quality Systems — Medical Devices — Particular Requirements for the Application of EN 29001

•	ISO 13485:1996, Quality Systems — Medical Devices — Particular Requirements for the Application of ISO 9001

•	Quality System Regulations specified in the Current Good Manufacturing Practices (CGMP) for medical devices; 21 CFR part 820
13.0	MANUFACTURING

13.1	KEY PROCESSES
13.1.1	Not applicable.
13.2	ENVIRONMENTAL REQUIREMENTS
13.2.1	Not applicable.
13.3	NEW EQUIPMENT TO BE VALIDATED
13.3.1	Not applicable.
13.4	NEW PROCESSES TO BE VALIDATED
13.4.1	Post sterilization pumping process.
14.0	QUALITY ASSURANCE
14.1	EQUIPMENT TO BE VALIDATED
14.1.1	Not applicable.
14.2	PROCESSES TO BE VALIDATED
14.1.2	Not applicable.
14.3	QUALITY TESTING

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2
14.3.1	Hydrophilic Polyurethane Foam
•	A certificate of analysis is required from the vendor for width, thickness, density tensile strength, and absorbency.

•	The thickness, width of the rolls and the basis weight will be confirmed during the material receiving and according to procedure WB-10-01. The vendor will provide certification for the other technical specifications.

•	The hydrophilic polyurethane foam requires validation as a raw material. Until validation is completed, each lot of material received will require a subsequent validation of the finished product.
14.3.2	In-Process Testing:

Both ends of each roll of silver-coated foam will be tested for total silver and NH4OH soluble silver. Three samples will be taken to represent the left, center and right sections of the material according to WB-09-03-02. The silver content must meet the requirements specified in the table below.

Characteristic	Procedure	Specification
Total Silver	WB-10-02-14	0.88–1.50 mg/cm2

NH4OH Soluble Silver	WB-10-02-31	≥0.45 mg/cm2, providing that it is between 35% to 80% of the total silver
14.3.3	Finished Device Testing:

The finished product must have the performance characteristics specified in the table below.

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2

Characteristic	Procedure	Specification
Size	WB-10-02-07	As section 3.2

Appearance	WB-10-02-08	As section 3.3

Colour	WB-10-02-31	Comparison of product to standard colour specimens.

Total silver	WB-10-02-14	0.88-1.50 mg/cm2

NH4OH soluble silver	WB-10-02-30	≥0.45 mg/cm2 providing that it is between 35% and 80% of the total silver at the time of release.

NH4OH soluble silver	WB-10-02-30	≥0.25 mg/cm2 providing it is greater than 20% of the total silver at the end of shelf life.

Pouch label appearance	WB-10-02-03	As section 9.2.1

Pouch seal size & position	WB-10-02-04	As section 9.2.1

Pouch seal strength	WB- 10-02-05	As section 9.2.1

Pouch seal integrity	WB-10-02-02	As section 9.2.1

WB-10-02-06

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2
15.0	SHELF LIFE
Minimum remaining shelf life: 0 months.
16.0	APPROVAL

Department	Name/Signature	Title	Date
Project Leader
Marketing
Science and Technology
Manufacturing
Quality Assurance
Regulatory Affairs
New Product Development

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2
Figure 1: Package Label for Product Size 5”x 5”
Figure 2: Box Label for Product size 5”x 5”

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2

PRODUCT SPECIFICATION

DESIGN PROJECT:	Acticoat Moisture Control Dressing
DHF#:	2006
VERSION:	1.2
Figure 3: Product Insert

SCHEDULE C
to a Supply Agreement made effective as of May 8, 2001 among
Westaim Biomedical Corp, Smith & Nephew Inc, Smith &
Nephew, Inc. and T. J. Smith & Nephew Limited
ACTICOAT ABSORBENT DRESSING PRODUCT SPECIFICATIONS

PRODUCT SPECIFICATIONS

Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600
1.	DESIGN DESCRIPTION

1.0	SUMMARY

This document provides the specifications for the Acticoat® Burn Dressing. Five product configurations have been developed: 4” x 4” (Part #: 20101 D, B or C) and 4” x 8” (Part #: 20201 D, B or C), 8” x 16” (Part #: 20301 D, B or C), 16” x 16” (Part #: 20401 D, B or C), and 4”x48” roll (Part #:20501 D, B, C)

1.1	THEORY OF OPERATION
•	To provide 2-3 days of usable antimicrobial performance in a silver-coated wound dressing.

•	The dressing will provide antimicrobial activity through a sustained release of silver, which will minimize bacterial penetration to the wound and within the dressing.
1.2	DRAWINGS/SCHEMATICS (REFERENCE APPLICABLE ATTACHMENTS)

Figure 1: Package Label (4” x 4”)

Figure 2: Box Label (4” x 4”)

Figure 3: Case Label (4” x 4”)

Figure 4: Product Insert
1.3	MATERIALS OF CONSTRUCTION
1.3.1	The materials used in the construction of the Acticoat Burn Dressing are:
High density polyethylene mesh — Part number: A1000
70/30% Rayon/polyester gauze — Part number: A2000
Silver targets — Part number: A0100
Specifications for these materials are located in the QSI Specification Control database. Vendors approved to supply the different raw materials for the burn dressing are contained within Westaim Biomedical’s Approved Supplier List.

PRODUCT SPECIFICATIONS

Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600

PRODUCT SPECIFICATIONS

Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600

Appearance:	White, no wrinkles, straight folds, side glued with tuck ends.
C.	OUTER PACKAGING (CASE)

Composition:	Corrugated case Kraft 175B, silver, outside regular adhesive.

Printing:	None (An adhesive label will be affixed to each end of the box)

See Figure 3 for the 4” x 4” label.

Colours:	The Pantone colours used for printing the label are as follows:

Blue 286
Grey Cool Grey 6
Black

Appearance:	White exterior, no wrinkles, straight folds, side glued with tuck ends.
D.	PRODUCT INSERT

Composition:	Paper — Hammermill Bond/wr 24 lb., white paper

Dimensions:	5.5” x 8.5” (14.0 cm x 21.6 cm) folded into 3 sections, with the printed side facing out, to make a 5.5” x 2.83” insert.

Printing:	The label is printed in 3 languages and shown in Figure 4

Colours:	The Pantone colours used for printing are as follows:

Blue 286
Black

Appearance:	Clean, white, and no wrinkles or tears.
1.4.3.	PACKAGING SPECIFICATIONS
A.	PRIMARY PACKAGING (POUCH)

Contents:	Peelable pouch with chevron seal, each containing one dressing.

Dimensions:	For 4” x 4” product:	152 mm x 203 mm (6” x 8”)

	For 4” x 8” product:	152 mm x 305 mm (6” x 12”)

	For 8” x 16” product:	254 mm x 305 mm (10” x 12”)

	For 16” x 16” product:	254 mm x 305 mm (10” x 12”)

	For 4” x 48” product:	152 mm x 254 mm (6” x 10”)

Size tolerance ± 6.35 mm (± 0.25”).

PRODUCT SPECIFICATIONS

Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600

Label:	The label appearance is acceptable as per WB-10-02-03 if the following criteria are met:

	a)	the label is centered on the package;

	b)	except for the internal part number for the packaging material, printing must not carry over into the seam;

	c)	the lot and expiry date stamps are straight and in the bottom left corner;

	d)	the printing is readable; and

	e)	the label matches the dressing in the package.

Seal:	The seal size and position, as per WB-10-02-04, is acceptable if the following criteria are met:

	a)	the seal is at least 7 mm wide, within 7 mm from the side edge and within 10 mm from the bottom edge; and

	b)	the Chevron seal is at the top of the label.

Seal Integrity:	A continuous seal with no bubbles, blisters or other inconsistencies as per WB-10-02-06 and WB-10-02-02.

If channels are observed during the dye penetration test, a minimum seal width of 7 mm must be maintained to accept the results.

Seal Strength:	All package pouches will have a burst test pressure of at least 1.0 psig as per WB-10-02-05.
B.	OUTER PACKAGING (BOX)

Box style:	Notched reverse tuck end (French) carton.

Contents:	Each box contains 6 or 12 dressings as indicated on the label.

Pouches shall be oriented with the label facing up towards the opening of the box and with the label oriented in the same direction as the box label.

Dimensions:	For 4” x 4” product:
156 mm x 206 mm x 25 mm (6 1/8” x 8 1/8” x 1”)

For 4” x 8” product:
156 mm x 308 mm x 25 mm (6 1/8” x 12 1/8” x 1”)

For 8” x 16” product:
257 mm x 308 mm x 25 mm (10 1/8” x 12 1/8” x 1”)

For 16” x 16” product:
257 mm x 308 mm x 25 mm (10 1/8” x 12 1/8” x 1”)

PRODUCT SPECIFICATIONS

Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600

For 4” x 48” product:
152 mm x 152 mm x 267 mm (6” x 6” x 10 1/2”)

Inserts:	Each box contains one product insert.

Labeling:	Each box and case shall be labeled with a product code and size and lot/expiry date as defined on the Boxing and Casing Operating Specification.

One label is affixed to the bottom end of each box.
C.	OUTER PACKAGING (CASE)

Dimensions:	For 4” x 4” product:
165 mm x 216 mm x 559 mm (6 1/2” x 8 1/2” x 22”)

For 4” x 8” product:
165 mm x 318 mm x 559 mm (6 1/2” x 12 1/2” x 22”)

For 8” x 16” product:
267 mm x 318 mm x 559 mm (10 1/2” x 12 1/2” x 22”)

For 16” x 16” product:
267 mm x 318 mm x 559 mm (10 1/2” x 12 1/2” x 22”)

For 4” x 48” product:
165 mm x 318 mm x 559 mm (6 1/2” x 12 1/2” x 22”)

Size tolerance ± 6.35 mm (± 0.25”)

Labeling:	Each box and case shall be labeled with a case label, product code and size and lot/expiry date as defined on the Boxing and Casing Operating Specification. The labels are affixed to each end of the case.
1.5	STERILIZATION

1.5.1 Sterilization Method:	Gamma irradiation

1.5.2 Sterilization Verification:	Validation testing to achieve a SAL of 10-6.

1.5.3 Sterilization Special Concerns:	Gamma irradiation should not exceed 50 kGy for a single dose or 75 kGy for a total dose.

PRODUCT SPECIFICATIONS

Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600
2.	FUNCTIONAL ASPECTS OF DESIGN
2.1.	PHYSICAL CHARACTERISTICS
2.1.1.	Construction:

Three-ply dressing consisting of a piece of rayon/polyester gauze laminated between two pieces of silver coated high-density polyethylene mesh.
2.1.2.	Size:

The size, as per WB-10-02-07, is acceptable if the sample falls within the dimensions below.

Package Size (on label)	Dressing Width	Dressing Length
Width x Length	Dimensions	Dimensions
4”x 4”	9.7 cm - 11.4 cm	9.7 cm - 11.4 cm
(10 cm x 10 cm)

4”x 8”	9.7 cm - 11.4 cm	19.8 cm - 21.6 cm
(10 cm x 20 cm)

8”x l6”	19.8 cm - 21.6 cm	39.6 cm - 41.9 cm
(20 cm x 40 cm)

16”x l6”	39.6 cm - 41.9 cm	39.6 cm - 41.9 cm
(40 cm x 40 cm)

4”x 48”	9.7 cm - 11.4 cm	119.4 cm - 124.5 cm
(10 cm x 120 cm)
2.1.3.	Appearance
2.1.3.1.	The appearance, as per WB-10-02-08, of the sample is acceptable if the following criteria are met:
a)	bluish side facing out on one side (top) and in on the other side (bottom) of the laminated dressing;

PRODUCT SPECIFICATIONS
Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600
•	Has an absorbent capacity of at least 7.0 g of water/g of dressing according to procedure WB-10-03-11; and

•	Does not lose silver when subjected to an adhesion test, procedure WB-10-03-08 and an abrasion test, procedure WB-10-03-09.
2.3. KNOWN LIMITATIONS (CAUTIONS)
•	For external use only

•	Should not be used on patients with a known sensitivity to silver

•	May cause transient discoloration

•	Not compatible with oil-based products, such as petrolatum

•	Not compatible with MRI (Magnetic Resonance Imaging) procedures

•	Should not come in contact with electrodes or conductive gels during electronic measurements

•	Avoid exposure to temperatures above 120°F (50°C)

•	Do not use if product color is not uniform

•	Sterile water should be used to moisten the dressing

•	Do not use if package is damaged.

•	Single use only. Do not re-sterilize
2.4. DIRECTIONS FOR USE
•	Remove the dressing from the package.

•	Moisten the dressing with sterile water (do not use saline) and cut to shape if necessary.

•	Apply the dressing to the wound surface and cover with an appropriate secondary dressing that will maintain a moist environment.

•	Keep the dressing moist, but not so wet that tissue maceration occurs.

•	Examine the dressing to ensure a moist environment is being maintained

•	Change the dressing depending on the amount of exudate and the condition of the wound.

•	If the dressing dries and adheres to the wound, moisten or soak the dressing prior to removal.

•	Avoid forceful removal and disruption of the healing wound.
2.5. HANDLING AND STORAGE REQUIREMENTS
•	The shelf life will be 30 month.

•	Maximum exposure temperature: 50°C.

PRODUCT SPECIFICATIONS
Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600
3. MANUFACTURING/QC METHODS
3.1	PROPOSED KEY PROCESSES (IDENTIFICATION AND DESCRIPTION OF CONTROLS)

The coating of silver onto HDPE net will be carried out using a physical vapour deposition process in the Trial Manufacturing Roll Coater (TMRC).

Two layers of coated HDPE mesh will be laminated to the rayon/polyester nonwoven gauze and slit to the appropriate width using the Trial Manufacturing Ultrasonic Laminating and Slitting Machine.

The packaging of the burn dressing will be carried out using the Trial Manufacturing Packaging Machine. Each dressing will be cut to the appropriate size and packaged in a Tyvek pouch.

An approved contractor will conduct sterilization of pouches. Packing of pouches into boxes and cases will be carried out after sterilization.

3.2	ENVIRONMENTAL REQUIREMENTS FOR MANUFACTURE

Lamination and pouching will be performed in a controlled environment room.

3.3	APPLICABLE QUALITY CONTROL STANDARDS

The product will be manufactured in accordance with the quality practices specified in the following documents:
☐	EN 46001:1996, Quality Systems — Medical Devices — Particular Requirements for the Application of EN29001

☐	ISO 13485:1996, Quality Systems — Medical Devices — Particular Requirements for the Application of ISO 9001

☐	Quality System Regulations specified in the Current Good Manufacturing Practices (CGMP) for medical devices; 21 CFR part 820
3.4	PROPOSED QUALITY CONTROL TESTING / TEST REQUIREMENTS
3.4.1	Raw Materials Testing:

Raw materials should be receiving and tested as per existing QSI procedures and specifications.

3.4.2	Finished Device Testing:

The finished product must have the following performance characteristics:

PRODUCT SPECIFICATIONS
Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600

Characteristic	Procedure	Specification
Size	WB-10-02-07	As section 2.1.2 (but not including thickness).
Appearance	WB-10-02-08	As section 2.1.3
Colour	WB-10-02-31	As per colour standard
Total Silver	WB-10-02-14	0.84-1.34 mg/cm2
NH4OH soluble silver	WB-10-02-14	≥42% of the Total Silver at the time of release
NH4OH soluble silver	WB-10-02-14	≥35% of the Total Silver when tested 30 months after manufacture
Pouch label appearance	WB-10-02-03	a)	the label is centered on the package;
		b)	except for the internal part number for the packaging material, printing must not carry over into the seam;
		c)	the lot and expiry date stamps are straight and in the bottom left corner;
		d)	the printing is readable; and
		e)	the label matches the dressing in the package.
Pouch seal size & position	WB-10-02-04	a)	the seal is at least 7 mm wide, within 7 mm from the side edge and within 10 mm from the bottom edge; and
		b)	the Chevron seal is at the top of the label.
Pouch seal strength	WB-10-02-05	burst test pressure of at least 1.0 psig.
Pouch seal integrity	WB-10-02-02 WB-10-02-06	there shall be a continuous seal with no bubbles, blisters or other inconsistencies
3.5 NEW EQUIPMENT TO BE VALIDATED:
FAAS
Burst Tester

PRODUCT SPECIFICATIONS
Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600
3.6 PROCESSES TO BE VALIDATED:
Coating
Lamination and slitting
Packaging
Sterilization

PRODUCT SPECIFICATIONS

Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600
Figure 1: Package Label for Product size 4”x4”

PRODUCT SPECIFICATIONS

Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600
Figure 2: Box Label for Product size 4”x 4”

PRODUCT SPECIFICATIONS

Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600
Figure 3: Case Label for Product size 4”x4”

PRODUCT SPECIFICATIONS

Design Project:	Acticoat Burn Dressing
Design Version:	2.0
Design History File:	11032 / 1600
Figure 4: Product Insert

SCHEDULE D

to a Supply Agreement made effective as of May 8, 2001 among
Westaim Biomedical Corp, Smith & Nephew Inc, Smith &
Nephew, Inc. and T. I. Smith & Nephew Limited
ACTICOAT ABSORBENT DRESSING PRODUCT SPECIFICATIONS

PRODUCT SPECIFICATIONS

Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
1. DESIGN DESCRIPTION
1.0	SUMMARY
This specification is for a product line extension to the Acticoat® Silver Coated Antimicrobial Barrier (Acticoat Burn Dressing), that is intended to provide superior performance by extending the possible duration of use to seven days by the addition of one layer of silver coated Delnet and one Sontara absorbent layer. Two product sizes will be produced: 4” x 5” (Part #: 20141 D, B) and 6” x 6” (Part #: 20241 D, B)
1.1	THEORY OF OPERATION OF THE PROPOSED DESIGN
•	To provide seven days of usable antimicrobial performance, more silver and/or more absorbency will be required than that in the Acticoat Burn Dressing. The increased silver will be provided by the addition of a third layer of silver-coated Delnet. The additional absorbency will be provided by the addition of a second layer of Sontara.

•	The dressing will provide antimicrobial activity through a sustained release of silver, which will minimize bacterial penetration to the wound and within the dressing.

•	To maintain a moist wound environment an appropriate secondary dressing may be necessary to limit moisture evaporation.
1.2	DRAWINGS/SCHEMATICS (REFERENCE APPLICABLE ATTACHMENTS)
     Figure 1: Pouch Label for Product size 4” x 5”
     Figure 2: Pouch Label for Product size 6” x 6”
     Figure 3: Box Label for Product size 4” x 5”
     Figure 4: Box Label for Product size 6” x 6”
     Figure 5: Product Insert
1.3	MATERIALS OF CONSTRUCTION

PRODUCT SPECIFICATIONS

Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
1.3.1	No new materials of construction will be required for the Acticoat 7 Dressing. The dressing will be constructed of two layers of Sontara Style 8411 (Part #A2000) and three layers of silver coated Delnet (Part #B0010)

1.3.2	Vendor/Supplier, Vendor P/N All material should be purchased and received according to approved specifications and procedures listed in QSI.

1.3.3	Rare or Single-Source Materials None

1.3.4	Special Vendor Contract Requirement No additional vendor contracts are required for this product.
1.4	PACKAGING
1.4.1	PACKAGING CONFIGURATIONS
The product will be produced in two sizes: 4” x 5” and 6” x 6” that will be packaged in peelable pouches 6” x 8 ½” and 8 ” x 10” respectively. The pouches will be packaged 5 per box and the boxes will be contained in plain cardboard cases. Case quantities of Acticoat 7 will not be a designated SKU.
1.4.2	PACKAGING MATERIALS
     A. PRIMARY PACKAGING (POUCH)

Part number:	4” x 5”	Front: A3070	Back: A3000
	6” x 6”	Front: A3071	Back: A3006

Composition:	Front:	Tyvek 1073B (Spunbonded polyolefin) coated with SBP 2000 and printed.

	Back:	Tyvek 1073B (Spunbonded polyolefin) uncoated and imprinted.

Basis Weight:	2.57 ± 0.21 oz./sq. yd. (8.71 ± 0.71 mg/cm2)

Roll Widths:	6” ± 0.25” or 8” ± 0.25”

Appearance:	Clean, white, and no wrinkles or tears.

Printing:	The images shown in Figures 1 or 2 are printed on the uncoated side of the Tyvek. The printed side should be on the outside of the roll with the top of the label facing the leader end of the roll.

Colours: The Pantone colours used for printing are as follows:

PRODUCT SPECIFICATIONS

Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1

		Yellow	123
		Blue	286
		Grey	Cool Grey 6
Black

Certification:	Technical specifications must be certified for each lot of Tyvek packaging. Supplier quality documentation that includes composition, product type, part identification (lot number), and quantity shipped must accompany each shipment.

B. OUTER PACKAGING (BOX)

Part number:	4” x 5”: A4070 6” x 6”: A4071

Composition:	Cardboard, solid bleached sulphite (0.020 SBS) with a 0.5 mil poly coated backside.

Printing:	Printed with images shown in Figure 3 or 4;

Colours:	The Pantone colours used for printing are as follows:

		Yellow	123
		Blue	286
		Grey	Cool Grey 6
Black

Appearance:	White, no wrinkles, straight folds, side glued with tuck ends.

C. OUTER PACKAGING (CASE)

Part number:	4” x 5”: A4101 6” x 6”: A4102

Composition:	Corrugated case Kraft 175B, silver, outside regular adhesive.

Printing:	None;

Appearance:	White exterior, no wrinkles, straight folds, side glued with tuck ends.
Note : These are the same imprinted cases used for the Acticoat Burn Dressing.

D. PRODUCT INSERT

Part number:	A5006

Composition:	Hammermill Bond/wr 24 lb., white paper

Dimensions:	8.5” x 11” (21.6 cm x 28 cm) folded into 3 sections, with the English side facing out, to make 8.5” x 3.67”

Printing:	The label is printed with in 6 languages as shown in Figure 5.

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1

Colours: The Pantone colours used for printing are as follows:

	Yellow	123
	Blue	286
	Grey	38% Screen of Black
	Black

Appearance:	Clean, white, and no wrinkles or tears.

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
1.4.3	PACKAGING SPECIFICATIONS

A. PRIMARY PACKAGING (POUCH)

Contents:	Peelable pouch with chevron seal, each containing one dressing.

Dimensions:	For 4” x 5” product:	153 mm x 216 mm (6” x 8 1/2”)

	For 6” x 6” product:	203 mm x 260 mm (8” x 10”)

Size tolerance ± 6.35 mm (± 0.25”)

Label:	The label appearance is acceptable as per WB-10-02-03 if the following criteria are met:

	a)	the label is centered on the package;
	b)	the lot and expiry date stamps are straight and in the bottom left corner;
	c)	the printing is readable; and
	d)	the label matches the dressing in the package.

Seal:	The seal size and position, as per WB-10-02-04, is acceptable if the following criteria are met:

	a)	the seal is at least 7 mm wide, within 7 mm from the side edge and within 10 mm from the bottom edge; and
	b)	the Chevron seal is at the top of the label.

Seal Integrity:	A continuous seal with no bubbles, blisters or other inconsistencies as per WB-10-02-06 and WB-10-02-02.

If channels are observed during the dye penetration test, a minimum seal width of 7 mm must be maintained to accept the results.

Seal Strength:	All package pouches will have a burst test pressure of at least 1.0 psig as per WB-10-02-05.

B. OUTER PACKAGING (BOX)

Box style:	Notched reverse tuck end (French) carton.

Contents:	Each	box contains 5 dressings.

Pouches shall be oriented with the label facing up towards the opening of the box and with the label oriented in the same direction as the box label.

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1

Dimensions:	For 4” x 5” product:
155 mm x 219 mm x 19 mm (6 1/[8]” x 8 5/[8]” x 0.75”)
For 6” x 6” product:
206 mm x 257 mm x 19 mm (8 1/[8]” x 10 1/[8]” x 0.75”)
Inserts:	Each box contains one product insert.

Labeling:	Each box shall be labeled with a product code and size and lot/expiry date as defined on the Boxing and Casing Operating Specification.

One label is affixed to the bottom end of each box.

C. OUTER PACKAGING (CASE)

Dimensions:	For 4” x 5” product:	318 mm x 165 mm x 559 mm
(12 1/2” x 6 1/2” x 22”)

	For 6” x 6” product:	318 mm x 267 mm x 559 mm
(12 1/2” x l0 1/2“x 22”)

Size tolerance ± 6.35 mm (± 0.25”)

1.5 STERILIZATION

1.5.1	Sterilization Method:	Gamma irradiation

1.5.2	Sterilization Verification:	Validation testing to achieve a SAL of 10-6.

1.5.3	Sterilization Special Concerns:	Gamma irradiation should not exceed 50 kGy for a single dose or 75 kGy for a total dose.
2. FUNCTIONAL ASPECTS OF DESIGN
2.1	PHYSICAL CHARACTERISTICS
2.1.1	Construction:
Five-ply dressing consisting of two pieces of Sontara ultrasonically laminated between three pieces of silver coated high density polyethylene net.

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
← Silver-coated HDPE net

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
2.1.2	Size:
          The size, as per WB-10-02-07, is acceptable if the sample falls within the dimensions below:

Package Size (on label)	Dressing	Dressing
Width x Length	Width Dimensions	Length Dimensions
4” x 5”	9.7 cm— 11.4 cm	12.2 cm —13.9 cm
(10 cm x 12 cm)

6” x 6”	14.7cm— 16.4cm	14.7 cm— 16.4 cm
(15 cm x 15 cm)
2.1.3	Appearance
2.1.3.1	The appearance, as per WB-10-02-08, of the sample is acceptable if the following criteria are met:
a)	bluish side facing out on one side (top) and in on the other side (bottom) of the laminated dressing;

b)	top side demonstrates a uniform color (if the uniformity of the blue side is in question, it must show the equivalent distance between 2 CIE data points on the ellipse is less than or equal to 0.09, as per WB-10-02-15).

c)	both sides show no strong stripes, color fading, patches or other discoloration that do not meet the specifications defined in 2.1.4.

d)	uniform pattern of attachment points with no more than three adjacent attachment points missing, and all three layers securely attached;

e)	clean-cut edges;

f)	no melted or burnt patches, rips or tears; and

g)	pitting sizes of 1/16” or less; or pitting sizes between 1/16” and 3/16” if the number of occurrences is ≤ 3.
2.1.3.2	Due to the subjective nature of assessing appearance conformity, the following applies:
a)	verify conformance to the stated specification;

b)	compare the sample to work standards when possible;

c)	if the observations are questionable the Quality Systems Manager will assess conformance to the specification;

d)	if the product does not meet predefined requirements, reject the sample; and

e)	if it is unclear whether the product meets the requirements, reject the sample and convene an MRB as per WB-13-01.
2.1.4	Colour: Due to the difficulty of measuring the product colour by the Minolta instrument, the criteria for acceptability of colour will be determined by reference to colour standards as per WB-10-02-31. The product colour must meet the requirements in the Quality Assurance Colour Standard, Revision 1, August 16, 2000.

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
2.1.5	Lamination Strength
2.1.5.1	The lamination of the sample, as per WB-10-02-10, is acceptable if each layer is securely joined.
2.2	KNOWN LIMITATIONS (CAUTIONS)
•	For external use only;

•	Should not be used on patients with a known sensitivity to silver;

•	May cause transient discoloration;

•	Not compatible with oil-based products, such as petrolatum;

•	Not compatible with MRI (Magnetic Resonance Imaging) procedures;

•	Should not come in contact with electrodes or conductive gels during electronic measurements;

•	Avoid exposure to temperatures above 120°F (50°C); and

•	Do not use if the product colour is not uniform.

•	Do not use if package is damaged.

•	Single use only. Do not re-sterilize.
2.3	PARAMETERS OF OPERATION
•	Achieves at least a 4.0 log reduction of Pseudomonas aeruginosa in 30 minutes according to procedure WB-10-03-03;

•	Maintains antimicrobial activity by demonstrating 12 days plate to plate CZOI efficacy against Pseudomonas aeruginosa and Staphylococcus aureus using procedure WB-10- 03-04;

•	Has an absorbent capacity of at least 7.8 g of water/g of dressing according to procedure WB-10-03-11

•	Does not lose silver when subjected to an adhesion test, procedure WB-10-03-08 and an abrasion test, procedure WB-10-03-09;
2.4	EQUIPMENT/MATERIALS REQUIRED FOR USE OF THE DEVICE
•	Scissors;

•	Appropriate secondary dressing;

•	Adhesive tape or other attachment products; and

•	Water or aqueous gels.
2.5	DIRECTIONS FOR USE
•	Remove Acticoat™ 7 Day Antimicrobial Dressing from the package;

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
•	Moisten the dressing with sterile water (do not use saline) and cut to shape if necessary;

•	Apply the dressing to the wound so that the blue side faces the wound and secure with an appropriate secondary dressing that will maintain a moist environment;

•	Keep the dressing moist, but not so wet that tissue maceration occurs;

•	Change the dressing depending on the amount of exudate and the condition of the wound;

•	If the dressing dries and adheres to the wound, moisten or soak the dressing prior to removal;

•	Avoid forceful removal and disruption of the healing wound.
2.6	HANDLING AND STORAGE REQUIREMENTS
•	The shelf life will be 30 months.

•	Maximum exposure temperature: 50°C.
3. MANUFACTURING/QC METHODS
3.1	PROPOSED KEY PROCESSES (IDENTIFICATION AND DESCRIPTION OF CONTROLS)
The coating of silver onto HDPE net will be carried out using the same process used for existing products. The silver coated HDPE net used will be identical to that used for the production of Acticoat Burn Dressing (i.e. Part # B0010).
The lamination of the silver coated HDPE net to the Sontara will be performed using the ultrasonic lamination station of the TMLM.
Sterilization of pouches will be conducted by an approved contractor. Packing of pouches into boxes and cases will be carried out after sterilization.

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
3.2	ENVIRONMENTAL REQUIREMENTS FOR MANUFACTURE
Lamination and pouching will be performed in a controlled environment room.
3.3	APPLICABLE QUALITY CONTROL STANDARDS
The product will be manufactured in accordance with the quality practices specified in the following documents:
•	EN 46001:1996 Quality Systems — Medical Devices — Particular Requirements for the Application of EN29001

•	ISO 13485:1996, Quality Systems — Medical Devices — Particular Requirements for the Application of ISO 9001

•	Quality System Regulations specified in the Current Good Manufacturing Practices (CGMP) for medical devices; 21 CFR part 820
3.4	PROPOSED QUALITY CONTROL TESTING / TEST REQUIREMENTS
3.4.1	Raw Materials Testing:
Raw materials should be receiving and tested as per existing QSI procedures and specifications.
3.4.2	Finished Device Testing:
The finished product must have the following performance characteristics:

Characteristic	Procedure	Specification
Size	WB-10-02-07	As section 2. 1. 2
Appearance	WB-10-02-08	As section 2. 1. 3
Colour	WB-10-02-31	As per colour standard
Total Silver	WB- 10-02-14	1.26-2.01 mg/cm2
NH4OH soluble silver	WB-10-02-14	≥44% of the Total Silver at the time of release
NH4OH soluble silver	WB-10-02-14	≥35% of the Total Silver when tested 30 months after manufacture
Pouch label appearance	WB-10-02-03	As per section 1.4.3A
Pouch seal size & position	WB-10-02-04	As per section 1.4.3A
Pouch seal strength	WB-10-02-05	Burst test pressure of at least 1.0 psig

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1

Pouch seal integrity	WB-10-02-02 WB-10-02-06	There shall be a continuous seal with no bubbles, blisters or other inconsistencies
3.5	EQUIPMENT TO BE VALIDATED:

NONE
3.6	PROCESSES TO BE VALIDATED:

Lamination, slitting, packaging, sterilization
4.0	SHELF LIFE
Minimum remaining shelf life: 24 months.
5.0	APPROVAL

Department	Name/Signature	Title	Date
Project Leader
Marketing
Science and Technology
Manufacturing
Quality Assurance
Regulatory Affairs

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
Figure 1: Pouch Label for Product size 4” x 5”

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
Figure 2: Pouch Label for Product size 6” x 6”

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
Figure 3: Box Label for Product size 4” x 5”

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
Figure 4: Box Label for Product size 6” x 6”

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
Figure 5: Product Insert (Page 1 of 2)

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1
Figure 5: Product Insert (Page 2 of 2)

PRODUCT SPECIFICATIONS
Design Project:	Acticoat 7 Dressing
DHF#:	1999
Design Version Number:	2.1

SCHEDULE E

to a Supply Agreement made effective as of May 8, 2001 among Westaim Biomedical Corp., Smith & Nephew Inc., Smith & Nephew, Inc. and T.J. Smith & Nephew Limited
EQUIPMENT
1.	Roll Coater:
The Roll Coater, designed and assembled in house, consists of a 3,400 cu. Ft. vacuum chamber, 4 rough vacuum pumping trains, 2 high vacuum pumping trains, a polycold pumping unit, 6 web handling modules, 5 magnetron banks, a closed loop cooling water system, magnetron power supplies, a web handling control unit and PLC and MMI software and hardware.
2.	Laminating Machine:
The Laminating and Slitting Machine, manufactured by Chase Machine and Engineering Inc., consisting of a Single Position Unwind module, Triple Position Unwind module, Ultrasonic Embosser/Slitting module, Dual Position Rewind module, control station and trim removal system.
3.	Packaging Machine:
The Four Side Seal Packing machine, manufactured by Compliance Packaging Inc., consisting of input and output conveyors, package and pad cutting knife stations, a heat seal station, PLC and MMI software and hardware and dual position unwind module (manufactured by Circle Packaging Inc.)
Packaging Machine
Model No: CP-H12-P1S-TS
S/N 121
Dual Position Unwind Module
S/N 9003.826